Exhibit 3



                                  KOOKMIN BANK

                                     Issuer


                                       and


                              THE BANK OF NEW YORK

                                     Trustee




                                    Indenture


                            Dated as of June 14, 1999




                                U.S.$200,000,000


                  3.00% Subordinated Convertible Bonds Due 2005

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                   ARTICLE ONE

      Definitions and Other Provisions
            SECTION 101.   Definitions.........................................6

            SECTION 102.   Compliance Certificates and Opinions................9

            SECTION 103.   Form of Documents Delivered to Trustee.............10

            SECTION 104.   Acts of Holders; Record Dates......................10

            SECTION 105.   Notices, Etc., to Trustee and Bank.................11

            SECTION 106.   Notice to Holders; Waiver..........................12

            SECTION 107.   Effect of Headings and Table of Contents...........12

            SECTION 108.   Successors and Assigns.............................12

            SECTION 109.   Separability Clause................................12

            SECTION 110.   Benefits of Indenture..............................12

            SECTION 111.   Governing Law; Submission to Jurisdiction..........13

            SECTION 112.   Legal Holidays.....................................13

            SECTION 113.   No Recourse Against Others.........................14


                                   ARTICLE TWO

      Bond Forms
            SECTION 201.   Forms Generally....................................14

            SECTION 202.   Forms of Face of Bond Certificates.................15

            SECTION 203.   Form of Reverse of Bond Certificates...............21

            SECTION 204.   Form of Registrar's Certificate of
                             Authentication...................................21

            SECTION 205.   Form of Conversion Notice..........................22


                                  ARTICLE THREE

      The Bonds
            SECTION 301.   Title and Terms....................................26

            SECTION 302.   Denominations......................................27

            SECTION 303.   Execution, Authentication, Delivery and Dating.....27

            SECTION 304.   Temporary Bonds....................................27

            SECTION 305.   Registration, Registration of Transfer and
                           Exchange...........................................28

            SECTION 306.   Mutilated, Destroyed, Lost and Stolen Certificates.31

            SECTION 307.   Payment of Interest; Interest Rights Preserved.....32

            SECTION 308.   Additional Amounts.................................33

            SECTION 309.   Persons Deemed Owners..............................35

            SECTION 310.   Cancellation.......................................35

            SECTION 311.   Computation of Interest............................35


                                  ARTICLE FOUR

      Satisfaction and Discharge
            SECTION 401.   Satisfaction and Discharge of Indenture............36

            SECTION 402.   Application of Trust Money.........................37


                                  ARTICLE FIVE

      Remedies
            SECTION 501.   Events of Default..................................37

            SECTION 502.   Limited Rights of Acceleration; Effect of Default..38

            SECTION 503.   Trustee May File Proofs of Claim...................38

            SECTION 504.   Trustee May Enforce Claims Without Possession of
                           Bonds..............................................39

            SECTION 505.   Application of Money or Other Property Collected...39

            SECTION 506.   Limitation on Suits................................40

            SECTION 507.   Unconditional Right of Holders to Receive
                           Principal, Premium (if any) and Interest
                           and to Convert.....................................40

            SECTION 508.   Restoration of Rights and Remedies.................41

            SECTION 509.   Rights and Remedies Cumulative.....................41

            SECTION 510.   Delay or Omission Not Waiver.......................41

            SECTION 511.   Control by Holders.................................41

            SECTION 512.   Waiver of Past Defaults............................42

            SECTION 513.   Undertaking for Costs..............................42

            SECTION 514.   Waiver of Stay or Extension Laws...................42


                                   ARTICLE SIX

      The Trustee
            SECTION 601.   Certain Duties and Responsibilities................43

            SECTION 602.   Certain Rights of Trustee..........................44

            SECTION 603.   Not Responsible for Recitals or Issuance of Bonds..45

            SECTION 604.   May Hold Bonds.....................................45

            SECTION 605.   Money Held in Trust................................45

            SECTION 606.   Compensation and Reimbursement.....................45

            SECTION 607.   Corporate Trustee Required; Eligibility............46

            SECTION 608.   Resignation and Removal; Appointment of Successor..46

            SECTION 609.   Acceptance of Appointment by Successor.............47

            SECTION 610.   Merger, Conversion, Consolidation or Succession
                           to Business........................................48

            SECTION 611.   Appointment of Authenticating Agent................48

            SECTION 612.   Appointment of Co-Trustee..........................49


                                  ARTICLE SEVEN

      Holders' Lists and Reports by Trustee and Bank
            SECTION 701.   Bank to Furnish Trustee Names and Addresses of
                           Holders............................................51

            SECTION 702.   Preservation of Information; Communications to
                           Holders............................................51


                                  ARTICLE EIGHT

      Consolidation, Merger and Sales; Substitution of Successor
            SECTION 801.   Merger or Sale of Assets by the Bank...............51

            SECTION 802.   Successor Substituted..............................52


                                  ARTICLE NINE

      Supplemental Indentures
            SECTION 901.   Supplemental Indentures Without Consent of Holders.52

            SECTION 902.   Supplemental Indentures With Consent of Holders....52

            SECTION 903.   Execution of Supplemental Indentures...............53

            SECTION 904.   Effect of Supplemental Indentures..................54

            SECTION 905.   Reference in Bonds to Supplemental Indentures......54

            SECTION 906.   Notice of Supplemental Indentures..................54


                                   ARTICLE TEN

      Covenants
            SECTION 1001.  Payment of Principal and Interest..................54

            SECTION 1002.  Maintenance of Offices or Agencies.................55

            SECTION 1003.  Money For Bond Payments to Be Held in Trust........55

            SECTION 1004.  Statement by Officers as to Default................56

            SECTION 1005.  Information........................................57

            SECTION 1006.  Listing of Bonds...................................57

            SECTION 1007.  Change in Agents...................................57

            SECTION 1008.  Rule 144A(d)(4)....................................57

            SECTION 1009.  Existence..........................................58

            SECTION 1010.  Maintenance of Properties..........................58

            SECTION 1011.  Payment of Taxes and Other Claims..................58

            SECTION 1012.  Covenants as to Shares.............................58


                                 ARTICLE ELEVEN

      Redemption and Purchase of Bonds
            SECTION 1101.  Redemption at Maturity.............................59

            SECTION 1102. Optional Redemption in the Event of Change in
                          Korean Ta..................xes......................59

            SECTION 1103. Election to Redeem..................................60

            SECTION 1104. Notice of Redemption................................60

            SECTION 1105. Deposit of Redemption Price.........................60

            SECTION 1106. Bonds Payable on Redemption Date....................60

            SECTION 1107.  Deposit of Amounts Due at Maturity.................61

            SECTION 1108.  Purchase of Bonds..................................61


                                 ARTICLE TWELVE

      Subordination of Bonds
            SECTION 1201.  Bonds Subordinate to Senior Indebtedness of the
                           Bank...............................................62

            SECTION 1202.  Excess Payment.....................................62

            SECTION 1203.  Absence of Subordination Event.....................63

            SECTION 1204.  Incurrence of Additional Subordinated Indebtedness.63


                                ARTICLE THIRTEEN

      Conversion of Bonds
            SECTION 1301.  Conversion Right and Conversion Price..............63

            SECTION 1202.  Conversion Procedures..............................64

            SECTION 1303.  Adjustment of Conversion Price.....................66

            SECTION 1304.  Notice of Adjustments of Conversion Price..........73

            SECTION 1305.  Notice of Certain Corporate Actions................74

            SECTION 1306.  Reserved...........................................75

            SECTION 1307.  Provisions in Case of Consolidation, Merger or
                           Sale of Assets.....................................75

            SECTION 1308.  Trustee Adjustment Disclaimer......................75


                                ARTICLE FOURTEEN

      Meetings of Holders of Bonds
            SECTION 1401.  Purposes for Which Meetings May Be Called..........76

            SECTION 1302.  Call, Notice and Place of Meetings.................76

            SECTION 1403.  Persons Entitled to Vote at Meetings...............76

            SECTION 1304.  Quorum; Action.....................................76

            SECTION 1405.  Determination of Voting Rights; Conduct and
                           Adjournment of Meetings............................77

            SECTION 1406.  Counting Votes and Recording Action of Meetings....78


      Annex A.   Terms and Conditions of the Bonds...........................A-1

                                     PARTIES

                  INDENTURE, dated as of June 14, 1999 between Kookmin Bank, a corporation duly organized and existing under the laws of the Republic of Korea (herein called the "Bank"), having its principal office at 9-1, 2-Ga, Namdaemun-Ro, Jung-Gu, Seoul, Korea, and The Bank of New York, a New York banking corporation, as Trustee (herein called the "Trustee").


                              RECITALS OF THE BANK

                  The Bank has duly authorized the creation of an issue of its 3.00% Subordinated Convertible Bonds Due 2005 of substantially the tenor and amount hereinafter set forth, and to provide therefor the Bank has duly authorized the execution and delivery of this Indenture.

                  All things necessary to make the Bonds, when executed by the Bank and authenticated and delivered hereunder and duly issued by the Bank, the valid obligations of the Bank, and to make this Indenture a valid agreement of the Bank, in accordance with their and its terms, have been done.


                  NOW, THEREFORE, THIS INDENTURE WITNESSETH:

                  For and in consideration of the premises and the purchase of the Bonds by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Bonds, as follows:


                                   ARTICLE ONE

             Definitions and Other Provisions of General Application

SECTION 101. Definitions.

                  For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                  (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

                  (2) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with financial accounting standards generally accepted in Korea as modified by accounting and reporting guidelines prescribed by banking authorities in Korea ("generally accepted accounting principles"), and, except as otherwise herein expressly provided, such terms, with respect to any computation required or permitted hereunder, shall mean such accounting standards and guidelines as are generally accepted or applicable at the date of such computation in Korea; and

                  (3) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                  "Act", when used with respect to any Holder, has the meaning specified in Section 104.

                  "Additional Amounts" has the meaning specified in Section 308.

                  "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Agency Agreement" means that certain Paying and Conversion Agency Agreement dated as of June 14, 1999, by and among the Bank, the Conversion Agents, the Paying Agents, the Transfer Agents, the Trustee and the Registrar each as set forth therein, as originally executed or as it may from time to time be supplemented or amended pursuant to the applicable provisions thereof.

                  "Agents" means the Principal Paying Agent, the Principal Conversion Agent, the Registrar, the Transfer Agent and the other agents appointed under the Agency Agreement, at their specified offices, and their successors.

                  "Auditors" means the independent public accountants for the time being of the Bank or, if they are unable or unwilling to carry out any action requested of them under this Indenture, such other firm of accountants as may be appointed by the Bank for the purpose.

                  "Authenticating Agent" means any Person authorized by the Trustee pursuant to Section 611 to act on behalf of the Trustee to authenticate Certificates.

                  "Bank" means the Person named as the "Bank" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Bank" shall mean such successor Person.

                  "Bankruptcy Event" means a court of competent jurisdiction in Korea having adjudicated the Bank to be bankrupt pursuant to the provisions of the Korean Bankruptcy Law or any successor legislation thereto.

                  "Board of Directors" means either the board of directors of the Bank or any duly authorized committee of that board.

                  "Board Resolution" means a copy of a resolution certified by a duly authorized officer of the Bank to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                  "Bond Register" has the meaning specified in Section 305.

                  "Bonds" means the Bonds (including the Global Bonds), in the minimum denomination of U.S.$5,000, each in registered form, comprising the U.S.$200,000,000 3.00% Subordinated Convertible Bonds Due 2005 issued pursuant to the terms and conditions of this Indenture and for the time being outstanding or, as the context may require, a specific number or principal amount of them.

                  "Business Day" in any place means a day on which commercial banks generally are open for business in such place or, if no such place is specified, in New York City.

                  "Cedelbank" means Cedelbank, societe anonyme.

                  "Certificate" means a certificate in or substantially in the form set out in Article Two that is issued in respect of (i) one or more individual definitive Bonds issued in the name of the Holder of one or more such Bonds (including any certificate issued, replaced or exchanged pursuant to Article Three) or (ii) the Restricted Global Bond or the Regulation S Global Bond.

                  "Closing Date" means June 14, 1999.

                  "Company Request" or "Company Order" means a written request or order signed in the name of the Bank by a duly authorized officer of the Bank and delivered to the Trustee.

                  "Constituent Person" has the meaning specified in Section
1307.

                  "Conversion Agent" means any Person authorized by the Bank to convert Bonds in accordance with Article Thirteen.

                  "Conversion Date" means the fifth Business Day in Seoul following the Deposit Date, unless any amounts required to be paid by the Holder or beneficial owner pursuant to Section 1302(b) have not been paid by the immediately preceding Business Day, in which case the Conversion Date will be the Business Day in Seoul after the Business Day on which such amounts are paid.

                  "Conversion Notice" has the meaning specified in Section 1302(a).

                  "Conversion Period" means the period from and including the date that is one month following the Closing Date up to the close of business (at the place of the specified office of the Conversion Agent where the Certificate (other than a Global Bond Certificate) representing a Bond to be converted is deposited for conversion together with a Conversion Notice) on the date that is one month prior to the Maturity Date, or if such Bond shall have been called for redemption pursuant to Section 1102 prior to such date, then up to the close of business (at the place aforesaid) on the date that is ten (10) days prior to the date fixed for redemption thereof (or, in either case, if that is not a Business Day in Seoul, on the immediately preceding Business Day, but in no event thereafter).

                  "Conversion Price" has the meaning specified in Section 1301(d), as adjusted in accordance with Section 1303.

                  "Conversion Right" means the right of a Holder to convert any Bond (or any portion thereof) it holds into Conversion Shares, as provided in this Indenture.

                  "Conversion Shares" means the Shares into which the Bonds convert upon the due exercise of the Conversion Right.

                  "Corporate Trust Office" means the principal corporate trust office of the Trustee in The City of New York, at which at any particular time its corporate trust business shall be administered, which office is located at 101 Barclay Street, Floor 21 West, New York, New York 10286.

                  "corporation" means a corporation, association, company, joint-stock company or business trust.

                  "Current Market Price Per Share" has the meaning specified in
Section 1303(h).

                  "DTC" means The Depository Trust Company, a New York corporation.

                  "Defaulted Interest" has the meaning specified in Section 307.

                  "Depositary" means, with respect to the Bonds issued in whole or in part in the form of one or more Global Bonds, DTC, or any successor Depositary that is a "clearing agency" registered under the Exchange Act, specified for that purpose as contemplated by Section 305.

                  "Deposit Date" means the day on which a Conversion Notice is deposited (or deemed or treated as having been deposited) with a Conversion Agent in accordance with Section 1302. Except as otherwise set forth herein, such deposit shall be deemed to have been made at 23.59 hours (New York City time) on the Deposit Date applicable to the relevant Bond.

                  "Dividend Accrual Period" means an annual period ending December 31 in any year, unless changed in accordance with the provisions of this Indenture.

                  "dollars" and "U.S.$" means the lawful currency for the time being of the United States of America.

                  "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office as operator of the Euroclear System.

                  "Event of Default" has the meaning specified in Section 501.

                  "Exchange Act" means the United States Securities Exchange Act of 1934, as amended from time to time, and any successor statute thereto.

                  "First Interest Payment Date" means December 31, 1999.

                  "Foreign Event" means, in any jurisdiction other than Korea, the Bank having become subject to bankruptcy, corporate reorganization or other equivalent proceedings pursuant to any applicable law of any such jurisdiction.

                  "FSC" means the Financial Supervisory Commission of Korea.

                  "Global Bond" means the Restricted Global Bond, if any, and the Regulation S Global Bond, if any, issued in respect of the Bonds.

                  "Holder" means a Person in whose name a Bond is registered in the Bond Register.

                  "IFC Debt" means the $25 million of subordinated convertible debt held by the International Finance Corporation pursuant to the Subordinated Convertible Notes Agreement, dated June 22, 1998, between the International Finance Corporation and the Bank (as successor to Korea Long Term Credit Bank, a Republic of Korea corporation that was merged with and into the Bank as of December 31, 1998).

                  "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

                  "Interest Commencement Date" means the Closing Date.

                  "Interest Payment Date" when used with respect to any installment of interest on any Bond means the date specified with respect to such Bond as the date fixed by this Indenture on which such installment of interest is due and payable.

                  "Korea" means the Republic of Korea.

                  "Korean Taxes" has the meaning specified in Section 308.

                  "London Stock Exchange" means the London Stock Exchange.

                  "Luxembourg Stock Exchange" means the Luxembourg Stock
Exchange.

                  "Maturity Date" has the meaning specified in Section 301.

                  "Market Price" has the meaning specified in Section 1303(h).

                  "Non-assessable", in relation to securities, including the Shares, means that, when issued, those securities are not subject to any further calls by the issuer thereof for, or any other provisions which could require, further payments or contributions from their holders.

                  "Officer's Certificate" means a certificate signed by a duly authorized officer of the Bank and delivered to the Trustee.

                  "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Bank.

                  "Outstanding", when used with respect to Bonds, means, as of the date of determination, any and all Bonds theretofore authenticated and delivered under this Indenture, except:

                  (i) those which have been repaid or redeemed in accordance with Article Five or Article Eleven;

                  (ii) those in respect of which the date for redemption has occurred and the redemption moneys and all accrued interest have been duly deposited with the Trustee or with a Paying Agent as provided in Sections 1105 or 1107;

                  (iii) those in respect of which the Conversion Right has been duly exercised and discharged;

                  (iv) Bonds theretofore canceled by the Trustee or delivered to the Trustee for cancellation; and

                  (v) Bonds which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Bonds have been authenticated and delivered pursuant to this Indenture, other than any such Bonds in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Bonds are held by a bona fide purchaser in whose hands such Bonds are valid obligations of the Bank;

provided, however, that for the purposes of (1) ascertaining the right to attend and vote at any meeting of the Holders of Bonds, (2) the determination of how many Bonds are outstanding for the purposes of Sections 104 and Articles Five and Fourteen, (3) the exercise of any discretion, power or authority which the Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of the Holders of Bonds and (4) determining whether the Holders of the requisite principal amount of the Outstanding Bonds have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Bonds owned or beneficially held by or on behalf of the Bank or any Subsidiary or Affiliate of the Bank shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Bonds which the Trustee knows to be so owned shall be so disregarded. Bonds so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Bonds and that the pledgee is not the Bank or any other obligor upon the Bonds or any Subsidiary or Affiliate of the Bank or of such other obligor. For this purpose the Purchaser shall not be considered to be an Affiliate of the Bank and no other Person shall be considered to be an Affiliate of the Bank solely because such Person is an Affiliate of the Purchaser.

                  "Paying Agent" means any Person authorized by the Bank pursuant to and in accordance with the Agency Agreement to pay the principal of, or premium (if any) or interest or any Additional Amount on, any Bonds on behalf of the Bank.

                  "Person" means any individual, corporation, partnership, joint venture, trust, limited company, unincorporated organization or government or any agency or political subdivision thereof.

                  "Predecessor Bond" of any particular Bond means every previous Bond evidencing all or a portion of the same debt as that evidenced by such particular Bond; and, for the purposes of this definition, any Bond authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Bond shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Bond.

                  "Preferred Shares" means the 40 million non-voting preferred shares issued by the Bank to the Korea Deposit Insurance Corporation in December 1998 with an aggregate par value of Won 200 billion, and all additional preferred shares issued at any time in connection with the exercise of preemptive rights with respect to Preferred Shares.

                  "Principal Conversion Agent" means the Trustee in its capacity as principal conversion agent or any successor Principal Conversion Agent appointed under the Agency Agreement.

                  "Principal Paying Agent" means the Trustee in its capacity as principal paying agent or any successor Principal Paying Agent appointed under the Agency Agreement.

                  "Redemption Date", when used with respect to any Bond to be redeemed or repaid, means the date fixed for such redemption or repayment by or pursuant to this Indenture.

                  "Redemption Price", when used with respect to any Bond to be redeemed or repaid, means the price at which it is to be redeemed or repaid pursuant to this Indenture.

                  "Registered Account" means the dollar account maintained by or on behalf of the Holder of a Bond with a bank in New York City, details of which appear on the Bond Register at the close of business on the second Business Day in New York before the relevant due date for payment.

                  "Registrar" means the Trustee in its capacity as registrar or any successor Registrar appointed under the Agency Agreement at its specified office.

                  "Regular Record Date" for the interest payable on any Interest Payment Date means the fifteenth (15th) day (whether or not a Business Day) preceding such Interest Payment Date.

                  "Regulation S Global Bond" means a Global Bond representing Bonds sold in reliance on Regulation S under the Securities Act substantially in the form set out in Section 202(b) bearing the legends required by DTC, but not the Rule 144A Legend.

                  "Reorganization Event" means a court of competent jurisdiction in Korea having ordered the commencement of a corporate reorganization proceeding with respect to the Bank pursuant to the provisions of the Korean Corporate Reorganization Law or any successor legislation thereto.

                  "Responsible Officer", when used with respect to the Trustee, means any vice president, assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, any trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Agreement.

                  "Restricted Global Bond" means a Global Bond representing Bonds sold to qualified institutional buyers in reliance on Rule 144A under the Securities Act substantially in the form set out in Section 202(b) bearing the Rule 144A Legend and all legends required by DTC.

                  "Rule 144A Legend" means the restrictive legend to be borne by the Certificates issued in respect of the Restricted Global Bond, in the form set out in Section 202(b).

                  "Securities Act" means the United States Securities Act of 1933, as amended from time to time, and any successor statute thereto.

                  "Senior Indebtedness of the Bank" means all deposits and other liabilities of the Bank (other than (A) those which are subject to provisions equivalent to the payment conditions set forth in Section 1201 hereof and (B) those which rank or are expressed to rank pari passu with or junior to the Bonds).

                  "Shares" means shares of common stock, par value Won 5,000 per share, of the Bank and shares of any class or classes resulting from any sub-division, consolidation or reclassification of such shares or into which such shares may thereafter be changed.

                  "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.

                  "specified office" means, in relation to any Agent either the office identified with its name in the Agency Agreement or any other office approved by the Trustee and notified to the Holders of Bonds pursuant to Section 106.

                  "Subordination Event" means any Bankruptcy Event, Reorganization Event or Foreign Event.

                  "Subsidiary" of a company means any company or other business entity of which the first company owns or controls (either directly or indirectly through one or more Subsidiaries) 50% or more of the issued share capital or other ownership interest having ordinary voting power to elect directors, managers or trustees of such company or other business entity (other than capital stock or other ownership interest or any other class or classes that have voting power upon the occurrence of any contingency), or any company or other business entity which at any time has its accounts consolidated with those of the first company, or which under Korean law, regulations or generally accepted accounting principles from time to time, should have its accounts consolidated with those of the relevant company.

                  "Trading Day" has the meaning specified in Section 1303(h).

                  "Transfer Agent" means the Trustee and any other Person authorized by the Bank in accordance with this Indenture to handle the registration of transfer of Bonds on behalf of the Bank.

                  "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

                  "U.S. Government Obligations" means securities that are (i) direct obligations of the United States for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, that, in either case under clause (i) or (ii), are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

                  "United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

                  "Won" means the lawful currency for the time being of Korea.

SECTION 102. Compliance Certificates and Opinions.

                  Upon any application or request by the Bank to the Trustee to take any action under any provision of this Indenture, the Bank shall furnish to the Trustee an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, except that in the case of any such application or request as to which the furnishing of such document is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate need be furnished.

                  Every Officer's Certificate, and every Opinion of Counsel, with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.


SECTION 103. Form of Documents Delivered to Trustee.

                  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

                  Any certificate or opinion of an officer of the Bank may be based, insofar as it relates to legal matters, upon a certificate of, or representations by, counsel or an Opinion of Counsel, unless such officer actually knows that the certificate or representations or opinion with respect to the matters upon which his certificate or representations or Opinion of Counsel is based are erroneous. Any such certificate or representations or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Bank or public officials stating that the information with respect to such factual matters is in the possession of the Bank or such public officials, as the case may be, unless such counsel knows, or in the exercise of reasonable care (but without having made an investigation specifically for the purpose of rendering such opinion) should know, that the certificate or opinion or representations with respect to such matters are erroneous.

                  Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 104. Acts of Holders; Record Dates.

                  Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by (1) one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing, (2) the record of Holders voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of the Holders duly called and held in accordance with Article Fourteen, or (3) a combination of such instruments and such record. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Bank. Such instrument or instruments and record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instruments or instruments or so voting at such meeting. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Bank, if made in the manner provided in this Section.

                  The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

                  The Bank may, with the approval of the Trustee, fix any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders. If the record date is not set prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 701) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders at the close of business in New York City on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

                  The ownership of Bonds shall be proved by the Bond Register.

                  Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Bond shall bind every future Holder of the same Bond and the Holder of every Bond issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Bank in reliance thereon, whether or not notation of such action is made upon such Bond.

                  Without limiting the foregoing, a Holder entitled hereunder to give or take any such action with regard to any particular Bond may do so with regard to all or any part of the principal amount of such Bond or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any different part of such principal amount.


SECTION 105. Notices, Etc., to Trustee and Bank.

                  Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

                  (1) the Trustee by any Holder or by the Bank shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, or

                  (2) the Bank by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed by first-class mail (or by first class airmail if mailed overseas), postage prepaid, to the Bank addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee and the Holders by the Bank.

SECTION 106. Notice to Holders; Waiver.

                  Where this Indenture provides for notice to Holders of any event, such notice (the expense for which shall be borne by the Bank) shall be validly given to Holders (unless otherwise herein expressly provided) if in writing and mailed by first class mail (or by first class air mail if mailed overseas), postage prepaid, to each Holder at its address as it appears in the Bond Register. Any such notice shall be deemed to have been given on the seventh day after being so mailed.

                  Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be deemed to be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance on such waiver. Any defect in any notice as to any particular Holder shall not affect the sufficiency of such notice with respect to other Holders, and any notice that is given in the manner herein provided shall be conclusively presumed to have been duly given.


SECTION 107. Effect of Headings and Table of Contents.

                  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 108. Successors and Assigns.

                  All covenants and agreements in this Indenture by the Bank shall bind its successors and assigns, whether so expressed or not.

SECTION 109. Separability Clause.

                  In case any provision in this Indenture or in the Bonds shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 110. Benefits of Indenture.

                  Nothing in this Indenture or in the Bonds, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Bonds, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 111. Governing Law; Submission to Jurisdiction.

THIS INDENTURE AND THE BONDS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO NEW YORK STATE LAW CONFLICT OR CHOICE OF LAW PROVISIONS.

                  The parties hereby submit to the non-exclusive jurisdiction of any United States Federal or New York State court sitting in the Borough of Manhattan in the City of New York solely for the purpose of any legal action or proceeding brought to enforce their obligations hereunder or with respect to any Bond.

                  As long as any of the Bonds remain Outstanding or the parties hereto have any obligation under this Indenture, the Bank shall have an authorized agent upon whom process may be served in any such legal action or proceeding. Service of process upon such agent and written notice of such service mailed or delivered to the Bank shall to the extent permitted by law be deemed in every respect effective service of process upon the Bank in any such legal action or proceeding and, if it fails to maintain such an agent, any such process or summons may be served by mailing a copy thereof by registered mail, or a form of mail substantially equivalent thereto, addressed to it at its address as provided for notices hereunder. The Bank hereby appoints Kookmin Bank, New York Branch, having its office at 565 Fifth Avenue, 24th floor, New York, N.Y. 10017, U.S.A., as its agent for such purposes, and covenants and agrees that service of process in any such legal action or proceeding may be made upon it at such office of such agent.

                  The Bank irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such action or proceeding in the Supreme Court of the State of New York, County of New York or the United States District Court for the Southern District of New York and any claim that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

                  The Bank irrevocably agrees that, should any such action or proceeding be brought against it arising out of or in connection with this Indenture, no immunity (to the extent that it may now or hereafter exist, whether on the grounds of sovereignty or otherwise) from such action or proceeding, from attachment (whether in aid of execution, before judgment or otherwise) of its property, assets or revenues, or from execution or judgment wherever brought or made, shall be claimed by it or on its behalf or with respect to its property, assets or revenues, any such immunity being hereby irrevocably waived by the Bank to the fullest extent permitted by law.

SECTION 112. Legal Holidays.

                  In any case where any Interest Payment Date or the Maturity Date of any Bond shall not be a Business Day in the applicable place, then (notwithstanding any other provision of this Indenture or of the Bonds) payment of interest, principal or premium (if any) of the Bonds need not be made on such date, but may be made on the next succeeding Business Day in such place with the same force and effect as if made on the Interest Payment Date or the Maturity Date; provided, however, that in the case that payment is made on such succeeding Business Day, no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or the Maturity Date.

SECTION 113. No Recourse Against Others.

                  A director, officer, employee or shareholder, as such, of the Bank shall not have liability for any obligations of the Bank under the Bonds or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Bond, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Bonds.

                                   ARTICLE TWO

                                   Bond Forms

SECTION 201. Forms Generally.

                  The Bonds, the Certificates, the Trustee's certificates of authentication and the Conversion Notice shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange, or as may, consistently herewith, be determined by the officers executing such Bonds, as evidenced by their execution thereof.

                  On issue of the Bonds, the Global Bonds in respect of the aggregate principal amount of the Bonds shall be issued. Bonds sold in offshore transactions in reliance on Regulation S under the Securities Act shall be represented by the Regulation S Global Bond deposited with a custodian for, and registered in the name of a nominee of, DTC for the accounts of Cedelbank and Euroclear and Bonds sold in reliance on Rule 144A under the Securities Act shall be represented by the Restricted Global Bond deposited with a custodian for, and registered in the name of a nominee of, DTC. The Global Bonds need not be security printed.

                  The Certificates issued in respect of the Global Bonds shall be delivered by or on behalf of the Bank to DTC, acting as the depositary with respect to the Bonds or, pursuant to DTC's instructions, shall be delivered on behalf of DTC to (and deposited with) a custodian for DTC (which may be the Trustee).

                  The Certificates issued in respect of individual definitive Bonds, if issued, shall be security printed, if required, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner permitted by the rules of the London Stock Exchange or the Luxembourg Stock Exchange or any securities exchange on which the Bonds may be listed from time to time, all as determined by the officer(s) executing such Bonds, as evidenced by their execution of such Bonds, and shall be substantially in the form set out in Section 202.

SECTION 202. Forms of Face of Bond Certificates.

                  (a)  Individual Definitive Bond Certificates.

                  [NEITHER THE BONDS IN RESPECT OF WHICH THIS CERTIFICATE IS ISSUED NOR THE SHARES ISSUABLE UPON CONVERSION THEREOF HAVE BEEN OR WILL BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THE BONDS IN RESPECT OF WHICH THIS CERTIFICATE IS ISSUED, AGREES, FOR THE BENEFIT OF THE BANK, THAT SUCH BONDS AND THE SHARES ISSUABLE UPON CONVERSION THEREOF MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (2) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT OR
(3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE).]*


------------
* These statements and this legend contained in brackets shall appear on the Certificate issued in respect of the Bond transferred pursuant to, and in reliance on, Rule 144A under the Securities Act in accordance with the Agency Agreement.


                           CUSIP/CINS/ISIN/COMMON CODE


Amount                               Numbers                  Certificate Number



                                  KOOKMIN BANK


                (a corporation organized in the Republic of Korea
                             with limited liability)


                                U.S.$200,000,000
                  3.00% Subordinated Convertible Bonds Due 2005
                   Convertible into Common Shares of the Bank

                  The Bond or Bonds in respect of which this certificate (this "Certificate") is issued, the principal amount and identifying numbers of which are noted above, are in registered form and form part of a series designated as specified in the title (the "Bonds") of KOOKMIN BANK (the "Bank"). The Bonds are subject to, and have the benefit of, an Indenture dated as of June 14, 1999 between the Bank and The Bank of New York, as Trustee (the "Indenture"), and the terms and conditions (the "Conditions") set out on the reverse hereof.

                  The Bank hereby certifies that [    ] of [    ] is, at the
date hereof, entered in the register of Holders of Bonds (the "Bond Register")
as the Holder of Bonds in the principal amount of U.S.$[    ] ([    ] United
States dollars). For value received, the Bank promises to pay the person who appears at the relevant time on the Bond Register as Holder of the Bonds in respect of which this Certificate is issued such amount or amounts as shall become due in respect of such Bonds and otherwise to comply with the Conditions.

                  The Bonds in respect of which this Certificate is issued are convertible into fully-paid, non-assessable common shares of the Bank, par value Won 5,000 each, subject to and in accordance with the Conditions and the Indenture.

                  This Certificate is evidence of entitlement only. Title to the Bonds passes only on due registration on the Bond Register and only the duly registered Holder is entitled to payments on Bonds in respect of which this Certificate is issued.

                  [The statements set out in the legend above in respect of certain matters relating to the Securities Act of 1933 are an integral part of this Certificate and by acceptance hereof, the Holder of the Bond or Bonds in respect of which this Certificate is issued agrees to be subject to and bound by the terms and provisions set out in such legend.]*

------------
* The language contained in brackets shall appear on any Certificate issued in respect of any Bond transferred pursuant to, and in reliance on, Rule 144A under the Securities Act in accordance with the Agency Agreement.

                  This Certificate shall not be valid for any purpose until authenticated by or on behalf of the Registrar.

                  This Certificate is governed by, and shall be construed in accordance with, the laws of the State of New York without regard to New York State law conflict or choice of law provisions.

                  IN WITNESS WHEREOF the Bank has caused this Certificate to be either (i) signed manually or (ii) signed non-manually and sealed by a Representative Director.


KOOKMIN BANK


By:
    --------------------------------
    Name:
    Title: Representative Director

Registrar's Certificate of Authentication

                  This is one of the Certificates described in the within-mentioned Indenture.


THE BANK OF NEW YORK, as Registrar


By:
    --------------------------------
    Authorized Signatory


Dated:


                  (b)  Global Bond Certificates.

                  Unless this Global Bond Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Bank or its agent for registration of transfer, exchange or payment, and any Certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                  [NEITHER THE BONDS IN RESPECT OF WHICH THIS CERTIFICATE IS ISSUED NOR THE SHARES ISSUABLE UPON CONVERSION THEREOF HAVE BEEN OR WILL BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THE BONDS IN RESPECT OF WHICH THIS GLOBAL BOND CERTIFICATE IS ISSUED, AGREES, FOR THE BENEFIT OF THE BANK, THAT SUCH BONDS AND THE SHARES ISSUABLE UPON CONVERSION THEREOF MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (2) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE).]*

------------
* These statements and this legend contained in brackets shall appear on the Certificate issued in respect of the Restricted Global Bond.


                           CUSIP/CINS/ISIN/COMMON CODE


                                  KOOKMIN BANK
                (a corporation organized in the Republic of Korea
                             with limited liability)


                                U.S.$200,000,000
                  3.00% Subordinated Convertible Bonds Due 2005
                   Convertible into Common Shares of the Bank

                  This Global Bond Certificate is issued in respect of individual Bonds which form part of the series designated as specified in the title (the "Bonds") in registered form of KOOKMIN BANK (the "Bank").

                  The Bonds are subject to, and have the benefit of, an Indenture dated as of June 14, 1999 between the Bank and The Bank of New York, as Trustee (the "Indenture"), and the terms and conditions (the "Conditions") set out on the reverse hereof.

                  The Bank hereby certifies that Cede & Co. is, at the date hereof, entered in the register of Holders of Bonds (the "Bond Register") as the Holder of Bonds in the principal amount of U.S.$[ ] ([ ] MILLION United States dollars) or such lesser or greater amount as is shown on the Bond Register as being represented by this Certificate and is duly endorsed (for information purposes only) in the third column of Schedule A to this Certificate. For value received, the Bank promises to pay the person who appears at the relevant time on the Bond Register as Holder of the Bonds in respect of which this Certificate is issued such amount or amounts as shall become due in respect of this Certificate and otherwise comply with the Conditions.

                  The Bonds in respect of which this Certificate is issued are convertible into fully-paid, non-assessable common shares of the Bank, par value Won 5,000 each, subject to and in accordance with the Conditions and the Indenture.

                  Owners of interests in the Global Bond in respect of which this Certificate is issued will be entitled to have individual definitive Bonds registered in their names and to receive certificates in respect thereof if (i) DTC notifies the Bank that it is no longer willing or able to discharge properly its responsibilities as depositary with respect to the Bonds, or ceases to be a "clearing agency" registered under the U.S. Securities Exchange Act of 1934, as amended, or is at any time no longer eligible to act as such and the Bank does not appoint a qualified successor within 90 days of receiving notice or becoming aware of such ineligibility or (ii) any of the Bonds have become due and payable in accordance with Condition 11. In such circumstances, the Bank will cause sufficient certificates for individual definitive Bonds to be executed and delivered to the Registrar for completion, authentication and dispatch to the relevant Holders. In connection with any such delivery, a person having an interest in the Global Bond in respect of which this Certificate is issued must provide to the Registrar, through DTC, [(i)] a written order containing instructions and such other information and certifications as the Bank and the Registrar may require to complete, execute and deliver such certificates in respect of individual definitive Bonds[; and (ii) a fully completed, signed certification substantially to the effect that the exchanging Holder is not transferring its interest at the time of such exchange, or in the case of a simultaneous sale pursuant to Rule 144A, a certification that the transfer is being made in compliance with the provisions of the transfer legends set forth above. Certificates issued in respect of individual definitive Bonds sold in reliance on Rule 144A under the United States Securities Act of 1933, as amended, shall bear the legends applicable to transfers pursuant to Rule 144A]*.

------------
* These statements and this legend contained in brackets shall appear on any Certificate issued in respect of a Restricted Global Bond.

                  [The statements set out in the legend above in respect of certain matters relating to the Securities Act of 1933 are an integral part of this Certificate and by acceptance hereof the holder of such Certificate or any owner of an interest in the Global Bond in respect of which this Certificate is issued agrees to be subject to and bound by the terms and provisions set out in such legend.]*

                  This Certificate is evidence of entitlement only. Title to the Bonds passes only on due registration in the Bond Register and only the duly registered Holder is entitled to payments on Bonds in respect of which this Certificate is issued.

Meetings

                  The Holder of the Bonds in respect of which this Global Bond Certificate is issued shall have one vote in respect of each U.S.$5,000 in principal amount of the Bonds in respect of which this Global Bond Certificates is issued.

                  The Trustee may allow a beneficial owner of interests in Bonds in respect of which a Global Bond Certificate has been issued to attend and speak at a meeting of Holders of Bonds on appropriate proof of his identity and interest.

Purchase and Cancellation

                  All Bonds converted by the Bank or purchased by the Bank and surrendered to any Paying Agent for cancellation shall forthwith be canceled, such cancellation to be effected by reduction in the principal amount of this Global Bond on its presentation to or to the order of the Principal Paying Agent for notation in Schedule A hereto.

Conversion

                  The conversion right of the Bonds in respect of which this Certificate is issued may be exercised by the Holder of the Global Bond represented by this Certificate on behalf of a beneficial owner of interests therein presenting to any Conversion Agent for notation of exercise of the conversion rights one or more duly completed Conversion Notices. Delivery of the Conversion Notice will constitute confirmation by the beneficial owner of the Bonds to be converted that the information and the representations in the Conversion Notice are true and correct on the date of delivery. Condition 7 of the Bonds will otherwise apply.

Trustee's Powers

                  In considering the interests of Holders of Bonds the Trustee may, to the extent it considers it appropriate to do so in the circumstances,
(a) have regard to such information as may have been made available to it by or on behalf of DTC as to the identity of its participants (either individually or by way of category) with entitlements in respect of Bonds and (b) consider such interests on the basis that such participants were the Holders of the individual Bonds in respect of which this Certificate is issued.

Enforcement

                  For the purposes of enforcement of the provisions of the Indenture against the Trustee, the beneficial owners of interests in the Global Bond represented by this Certificate, as named in a certificate of the Holder of such Global Bond, shall be recognized as the beneficiaries of the Indenture, to the extent of the principal amounts of their respective interests in such Global Bond as set out in such certificate of the Holder, as if they were themselves the Holders of Bonds in such principal amounts.

                  Transfers of interests in the Global Bond represented by this Certificate shall be made in accordance with the provisions set forth in the Agency Agreement (as defined on the reverse hereof) relating to the Bonds.

                  This Certificate shall not be valid for any purpose until authenticated by or on behalf of the Registrar.

                  This Certificate is governed by, and shall be construed in accordance with, the laws of the State of New York without regard to New York State law conflict or choice of law provisions.

                  IN WITNESS WHEREOF the Bank has caused this Certificate to be either (i) signed manually or (ii) signed non-manually and sealed by a Representative Director.


KOOKMIN BANK


By:
    ----------------------------
    Name:
    Title: Representative Director

Registrar's Certificate of Authentication

This is one of the Certificates described in the within-mentioned Indenture.


THE BANK OF NEW YORK, as Registrar


By:
    ----------------------------
    Authorized Signatory


Dated:

                                   SCHEDULE A

         SCHEDULE OF INCREASE OR REDUCTIONS IN PRINCIPAL AMOUNT OF THE
              BONDS IN RESPECT OF WHICH THIS CERTIFICATE IS ISSUED


         The following increase or reductions in the principal amount of the Bonds in respect of which this Certificate is issued have been made as a result of (i) exercise of the Conversion Right attaching to Bonds or (ii) transfer of Bonds (including transfers of interests between the Bonds represented by the two Global Bond Certificates):


                                                                               Notation made by or on
Date of                Amount of increase or      Principal amount of Bonds    behalf of the Principal
Conversion/Transfer    decrease in principal      following such increase or   Paying Agent
(stating which)        amount of the Bonds        decrease

SECTION 203. Form of Reverse of Bond Certificates.

                  The reverse of Bond Certificates shall contain the terms and conditions of the Bonds as set forth in Annex A hereto.

SECTION 204. Form of Registrar's Certificate of Authentication.

                  The Registrar's certificate of authentication shall be in substantially the following form:

                  This is one of the Certificates described in the within-mentioned Indenture.


THE BANK OF NEW YORK, as Registrar


By:
    ----------------------------
     Authorized Signatory


Dated:

SECTION 205. Form of Conversion Notice.


                                  KOOKMIN BANK
                                U.S.$200,000,000
                  3.00% Subordinated Convertible Bonds Due 2005


                             Restricted Global Bond
                               CUSIP No. 500498AC4
                              ISIN No. US500498AC46
                            COMMON CODE No. 009882375


                            Regulation S Global Bond
                               CUSIP No. Y4821XAW9
                              ISIN No. USY4821XAW93
                            COMMON CODE No. 009882367

                                CONVERSION NOTICE

(Please read the notes overleaf before completing this Conversion Notice.)

Name: ...........................................   Date: ......................

Address: .......................................................................

Signature: .....................................................................


To:  Kookmin Bank (the "Bank")


The signatory of this Conversion Notice, being (check applicable box):


/_/               the registered holder of the Bonds specified below,


/_/ The Depository Trust Company hereby certifies that it is acting directly or indirectly on behalf of and pursuant to instructions from the person owning the beneficial interests specified below in the Global Bonds, and hereby irrevocably elects to convert such Bonds or portions thereof as indicated below (being U.S.$5,000 in principal amount or integral multiples thereof) into fully paid non-assessable common shares of the Bank, par value Won 5,000 per share (the "Shares"), in accordance with Condition 7 of the Bonds and Article Thirteen of the Indenture dated as of June 14, 1999 between the Bank and The Bank of New York, as Trustee (the "Indenture").


1. Total principal amount and identifying numbers of Bonds and Certificates (or portions thereof) to be converted:


         Total principal amount: ....................................


         Identifying numbers of Bonds (if relevant)*: ...............

         Identifying numbers of Certificate(s) deposited in respect of Bonds to be converted (if relevant)*: ..................

         N.B. If necessary, the identifying numbers of Bonds and Certificates can be attached separately.


         * Not required for Bonds represented by a Global Bond Certificate.


2. Name(s) and address(es) of person(s) in whose name(s) the Shares required to be issued on conversion are to be registered:


         Name:    ..........................................

         Address: ..........................................

                  ..........................................


3.       (Check applicable box):


/_/ I/We hereby request / the beneficial owner hereby requests that the certificates or other relevant evidences of title for the Shares (together with any other securities, property or cash including any Won check in respect of payment of the amount of any cash payable upon conversion pursuant to Condition 7(A)(ii) in respect of any fraction of Shares arising out of a consolidation or reclassification of the Shares):

         (a) to the extent permitted by applicable Korean law, be dispatched (at my/our risk and expense / at the risk and expense of the beneficial owner and the person named below) to the person whose name and address is given below and in the manner specified below:


         Name:    .........................................

         Address: .........................................

                  .........................................


         Manner of dispatch: ..............................

         (b) be made available for collection at the office of the Bank, 9-1, 2-Ga, Namdaemun-Ro, Jung-Gu, Seoul, Korea, by the person whose name is given below:


         Name: ...........................................

/_/ I/We hereby request / the beneficial owner hereby requests that the Bank register Korea Securities Depository (or its successor organization) as holder of the Shares in the Bank's shareholders' register and cause Korea Securities Depository (or its successor organization) to credit the Shares to the deposit account of the custodian designated below.


         Custodian: ......................................

         If there are any other securities, property or cash including any Won check in respect of payment of the amount of any cash payable upon conversion pursuant to Condition 7(A)(ii) in respect of any fraction of Shares arising out of a consolidation or reclassification of the Shares, I/we hereby request / the beneficial owner hereby requests that such securities, property or cash be made available for collection at the office of the Bank, 9-1, 2-Ga, Namdaemun-Ro, Jung-Gu, Seoul, Korea, by the person whose name is given below.


         Name:  ..........................................


4. The Certificates in respect of the Bonds converted hereby accompanies/accompany this Conversion Notice.*


                  * Not applicable for Bonds represented by Global Bond Certificates.


5. I/We hereby covenant and agree / the beneficial owner has covenanted and agreed not to offer or sell, pledge or otherwise transfer any of the Shares to be issued upon conversion except (1) pursuant to Rule 144A under the Securities Act to a person I/we reasonably believe / the beneficial owner reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the U.S. Securities Act of 1933, as amended (the "Securities Act"), purchasing for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A under the Securities Act, (2) in an offshore transaction in accordance with Regulation S under the Securities Act or (3) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available).*


            * Not applicable for Bonds represented by the Regulation S Global Bond or by individual definitive Certificates that do not bear the Rule 144A legend.


6. If the Bonds are being converted and the Shares to be issued upon conversion are being registered in the name of a person other than the holder(s) of such Bonds, then I/we certify / the beneficial owner has certified to us that (1) I/we reasonably believe / the beneficial owner reasonably believes such person is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act purchasing for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A under the Securities Act, (2) such person has acquired such Bonds and/or Shares in an offshore transaction in accordance with Regulation S under the Securities Act or (3) such person has acquired such Bonds and/or Shares pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available).*


            * Not applicable for Bonds represented by the Regulation S Global Bond or by individual definitive Certificates that do not bear the Rule 144A legend.

         This Conversion Notice is accompanied by payment of all stamp, issue, registration or similar taxes and duties (if any) arising on conversion in the country of the Conversion Agent in which the Certificates (if in the form of individual definitive Certificates (not including a Global Bond Certificate)) are deposited for conversion, or payable in any jurisdiction (other than Korea) consequent upon the issue or delivery of Shares and/or any other securities, property or cash to or to the order of a person other than me/us.


The following should be noted:

(i) This Conversion Notice will be void unless the introductory details and Sections 1, 2 and 3 are completed.

(ii) Your attention is drawn to Condition 7(B)(i) of the Bonds with respect to the conditions precedent which must be fulfilled before the Bonds specified above will be treated as effectively eligible for conversion.

(iii) Dispatch of share certificates or other securities, property or cash will be made at the risk and expense of the converting Holder of Bonds and the converting Holder of Bonds will be required to prepay the expenses of, and submit any necessary documents required in order to effect, dispatch in the manner specified.

(iv) If a retroactive adjustment of the conversion price of the Bonds contemplated by the terms and conditions of the Bonds is required in respect of a conversion of Bonds, certificates for the additional Shares deliverable pursuant to such retroactive adjustment (together with any other securities, property or cash) will be delivered or dispatched in the same manner as the Shares, other securities, property and cash previously issued pursuant to the relevant Conversion Notice.

(v) If less than the total principal amount of a Bond (other than a Bond represented by a Global Bond Certificate) is to be converted, a new Certificate in respect of the principal amount of such Bond not converted will, within three Business Days of the date of deposit with a Conversion Agent of the original Certificate in respect of such Bond together with this Conversion Notice, be mailed at the risk of the registered holder of such Bond to the address of such holder appearing in the Bond Register.

(vi) A converting Holder of Bonds who is not resident in Korea may appoint a standing proxy in Korea by means of a comprehensive power of attorney. Standing proxies act on behalf of registered shareholders in the exercise of shareholders' rights and duties, and under current Korean regulations are limited to certain qualified securities companies and banks in Korea (including licensed branches of non-Korean securities companies and banks), securities investment trust companies and internationally recognized custodians which have been authorized to act as standing proxy and the Korea Securities Depository, and must provide related service.

(vii) Under current Korean law, a converting Holder of Bonds who is a foreigner must obtain an investment registration card from the Financial Supervisory Service of Korea and report his acquisition of Shares or other shares of the Bank to the Governor of the Financial Supervisory Service of Korea; provided, however, that the registration requirement mentioned above does not apply to foreign investors who acquire shares with the intention of selling such shares within three months from the date of acquisition thereof. Such report can be made by the converting Holder of Bonds or his standing proxy. A converting Holder of Bonds who is not a resident in Korea must also file a mailing address in Korea with the Bank.


         For Conversion Agent's use only:


1.             (A)  Bond conversion identification reference: [    ]/ Kookmin
               Bank 3.00% Subordinated Convertible Bonds Due 2005

               (B)  Conversion Date: ...........................................


2.             (A)  Aggregate principal amount of Bonds to which notice relates:
                    U.S.$.......................................................

         (B)   Conversion Price on Conversion Date: ............................

         (C)   Number of Conversion Shares issuable: (disregard fractions)......


                                  ARTICLE THREE

                                    The Bonds

SECTION 301. Title and Terms.

                  The aggregate principal amount of Bonds which may be authenticated and delivered under this Indenture is limited to U.S.$200,000,000 except for Bonds authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Bonds pursuant to Section 304, 305, 306 or 905.

                  The Bonds constitute direct, unconditional, subordinated and unsecured obligations of the Bank and shall at all times rank pari passu and without any preference or priority among themselves and at least equally with all other present and future subordinated, unsecured obligations of the Bank, except as may be required by mandatory provisions of law.

                  The Bonds shall be known and designated as the "3.00% Subordinated Convertible Bonds Due 2005" of the Bank. The fixed date on which the principal amount of the Bonds shall be due and payable shall be June 14, 2005 (the "Maturity Date"), and the Bonds shall bear interest at the rate per annum specified below of the principal amount of the Bonds, from the Interest Commencement Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable semi-annually in arrears on June 30 and December 31 in each year, after deduction of all applicable Korean Taxes until the principal thereof is paid or made available for payment, except that (i) the first payment of interest shall be made on December 31, 1999 in respect of the period from and including the Interest Commencement Date to but excluding December 31, 1999 and (ii) the last payment of interest shall be made on the Maturity Date in respect of the period from and including December 31, 2004 to but excluding the Maturity Date. Each Bond will cease to bear interest from the date such Bond ceases to be Outstanding and as provided in Section 1302(f). The rate per annum at which the Bonds shall bear interest shall be 3.00% for any period in which no Event of Default shall have occurred and be continuing and shall be 6.00% for any period in which an Event of Default shall have occurred and be continuing. Interest on Bonds will be paid in accordance with Sections 307 and 1001.

                  If the amount of principal and premium (if any) or interest which is due on the Bonds is not paid in full, the Trustee shall cause the Registrar to annotate the Bond Register with a record of the amount of principal and premium (if any) or interest in fact paid.

                  The Bonds shall be redeemable as provided in Article Eleven.

                  The Bonds shall be convertible as provided in Article
Thirteen.

SECTION 302. Denominations.

                  The Bonds shall be issuable only in registered form without coupons and only in denominations of U.S.$5,000 and any integral multiple thereof.

SECTION 303. Execution, Authentication, Delivery and Dating.

                  Certificates representing the Bonds shall be executed on behalf of the Bank by a Representative Director (as such term is defined under the Commercial Code of Korea) by placing his signature either manually or non-manually together with a seal.

                  Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Bank shall bind the Bank, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates.

                  At any time and from time to time after the execution and delivery of this Indenture, the Bank may deliver Certificates executed by the Bank to the Trustee, in its capacity as Registrar, for authentication, together with a Company Order for the authentication and delivery of such Certificates; and the Registrar, in accordance with such Company Order and the Agency Agreement shall authenticate and deliver, or cause to be authenticated or delivered, such Certificates as in this Indenture provided and not otherwise.

                  Each Certificate shall be dated the date of its authentication.

                  No Bond shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on the Certificate representing such Bond a certificate of authentication substantially in the form provided for herein executed by or on behalf of the Registrar by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder.

SECTION 304. Temporary Bonds.

                  Pending the preparation of definitive certificates of Bonds, the Bank may execute, and upon Company Order the Registrar shall authenticate and deliver, temporary certificates of Bonds which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive certificates of Bonds in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Bonds may determine, as evidenced by their execution of such Bonds.

                  If temporary certificates of Bonds are issued, the Bank will cause definitive certificates of Bonds to be prepared without unreasonable delay. After the preparation of definitive certificates of Bonds, the temporary certificates of Bonds shall be exchangeable for definitive certificates of Bonds upon surrender of the temporary certificates of Bonds at any office or agency of the Bank designated pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary certificates of Bonds the Bank shall execute and the Registrar shall authenticate and deliver in exchange therefor a like principal amount of definitive certificates of Bonds of authorized denominations. Until so exchanged the temporary Bonds shall in all respects be entitled to the same benefits under this Indenture as definitive certificates of Bonds.

                  Upon any exchange of a portion of a temporary certificate of a Global Bond for a definitive certificate of a Global Bond or for the definitive certificate of an individual Bond represented thereby pursuant to this Section 304 or Section 305, the temporary Global Bond shall be endorsed by or on behalf of the Trustee or the Registrar to reflect the reduction of the principal amount evidenced thereby, whereupon the principal amount of such temporary Global Bond shall be reduced for all purposes by the amount so exchanged and endorsed.

SECTION 305. Registration, Registration of Transfer and Exchange.

                  The Bank shall cause to be kept at the Corporate Trust Office of the Trustee a register (the "Bond Register") in which, subject to such reasonable regulations as it may prescribe, the Bank shall provide for the registration of Bonds and of transfers of Bonds.

                  In accordance with the Agency Agreement, the Trustee shall be the Registrar for the purpose of registering Bonds and transfers of Bonds as herein provided. Each Bond and each Certificate will have an identifying number which will be recorded on the relevant Certificate and in the Bond Register.

                  All transfers of Bonds and entries on the Bond Register shall be made subject to the regulations concerning transfer of Bonds provided in the Agency Agreement. The regulations may be changed by the Bank with the prior written approval of the Trustee in its own capacity and in its capacity as Registrar. A copy of the current regulations will be mailed by the Registrar to any Holder upon request.

                  The Registrar and any Transfer Agent may decline to effect any exchange or transfer of a Bond (i) during the period of 15 days ending on (and including) the due date for any payment of principal of or premium (if any) on, such Bond or (ii) in respect of which a Conversion Notice has been delivered in accordance with Section 1302(a).

                  Upon surrender for registration of transfer of any Certificate at an office or agency of the Bank designated pursuant to Section 1002 for such purpose, the Bank shall execute, and the Registrar shall authenticate and deliver or cause to be delivered at the specified office of the Trustee or any Transfer Agent, in the name of the designated transferee or transferees, one or more new Certificates of any authorized denominations and of a like aggregate principal amount.

                  Each new Certificate to be issued on transfer of Bonds shall, within three Business Days at the place of the specified office of receipt by the Registrar or the relevant Transfer Agent of the form of transfer, be mailed at the risk of the Holder entitled to the Bonds to the address specified in the form of transfer. Where some but not all the Bonds in respect of which a Certificate is issued are to be transferred or converted, a new Certificate in respect of the Bonds not so transferred or converted shall, within three Business Days at the place of the specified office of deposit or surrender of the original Certificate with or to the Registrar or the relevant Transfer Agent, Conversion Agent or Paying Agent, be mailed at the risk of the Holder of the Bonds not so transferred or converted to the address of such Holder appearing on the Bond Register.

                  Notwithstanding any other provision of this Section, unless and until a Global Bond is exchanged in whole or in part for the individual Bonds represented thereby as provided herein, a Global Bond representing all or a portion of the Bonds may not be transferred except as a whole by the Depositary to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

                  The Depositary must, at all times while it serves as such Depositary, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation.

                  If the holder of a beneficial interest in the Restricted Global Bond or the Regulation S Global Bond (as the case may be) wishes at any time to exchange such beneficial interest for a beneficial interest thereafter to be represented by the Regulation S Global Bond or the Restricted Global Bond (as the case may be), or to transfer such beneficial interest to a person who wishes to have such beneficial interest thereafter represented by the Regulation S Global Bond or the Restricted Global Bond (as the case may be), such holder, subject to the rules and procedures of the Depositary, Euroclear and Cedelbank, and subject to the provisions of the Agency Agreement, may so exchange or transfer (or cause such exchange or transfer of) such beneficial interest.

                  Upon receipt of a notice from DTC of (i) the exchange of a beneficial interest in a Global Bond, (ii) the redemption of a Global Bond as provided in Article Eleven or (iii) the exercise by a Holder of the Conversion Right in respect of all or a portion of a Global Bond as provided in Article Thirteen, the Registrar shall instruct DTC to endorse the Restricted Global Bond or the Regulation S Global Bond (as the case may be) to reflect the increase or reduction of the principal amount of the Restricted Global Bond or the Regulation S Global Bond (as the case may be).

                  At the option of the Holder, Certificates may be exchanged for other Certificates of any authorized denominations and of a like aggregate principal amount, upon surrender of the Certificates to be exchanged at such office or agency. Whenever any Certificates are so surrendered for exchange, the Bank shall execute, and the Registrar shall authenticate and deliver, the Certificates which the Holder making the exchange is entitled to receive.

                  If at any time the Depositary notifies the Bank that it is unwilling or unable to continue as Depositary or if at any time the Depositary shall no longer be eligible under this Section 305, the Bank shall appoint a successor Depositary. If (i) a successor Depositary is not appointed by the Bank within 90 days after the Bank receives such notice or becomes aware of such ineligibility, or (ii) at any time any of the Bonds become due and payable in accordance with Article Five, the Bank will execute, and the Registrar, upon receipt of a Company Order for the authentication and delivery of Certificates of individual definitive Bonds, will authenticate and deliver, Certificates in an aggregate principal amount equal to the principal amount of the Global Bond or Bonds representing the Bonds in exchange for such Global Bond or Bonds.

                  The Depositary may surrender all Global Bonds then Outstanding and registered in the name of the Depositary or the nominee of the Depositary in exchange in whole or in part for Certificates of individual definitive Bonds on such terms as are acceptable to the Bank and such Depositary. Thereupon, the Bank shall execute, and the Registrar shall authenticate and deliver, without service charge, to each Person specified by such Depositary Certificates of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person's beneficial interest in a Global Bond.

                  Upon the exchange of a Global Bond in whole for Certificates of individual definitive Bonds, such Global Bond shall be canceled by the Trustee. Certificates issued in exchange for all or any portion of a Global Bond pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Global Bond, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee and the Bank shall not have any liability for the accuracy of the instructions received from the Depositary. The Trustee shall deliver such Bonds to the Persons in whose names such Bonds are so registered.

                  All Certificates issued upon any registration of transfer or exchange of Certificates shall be the valid obligations of the Bank, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Certificates surrendered upon such registration of transfer or exchange.

                  Every Certificate presented or surrendered for registration of transfer or for exchange shall (if so required by the Bank or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Bank and the Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing. A Bond may be transferred by delivering the Certificate issued in respect of such Bond accompanied by, or, in the case of a Bond represented by a Global Bond, delivery of, a form of transfer duly completed and signed, to the specified office of the Registrar or any of the Transfer Agents appointed pursuant to the Agency Agreement.

                  No service charge shall be made for any registration of transfer or exchange of Bonds, but the Bank or any Transfer Agent may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Bonds.

                  Neither the Bank nor the Trustee shall have any responsibility or obligation to any participant in the Depositary, any Person claiming a beneficial ownership interest in the Bonds under or through the Depositary or any such participant, or any other Person which is not shown on the Bond Register as being a Holder with respect to (1) the Bonds; (2) the accuracy of any records maintained by the Depositary or any such participant; (3) the payment by the Depositary or any such participant of any amount in respect of the principal of or premium or interest on the Bonds or the conversion of the Bonds; (4) any notice which is permitted or required to be given to Holders of Bonds under this Indenture; or (5) any consent given or other action taken by the Depositary as Holder of Bonds.

SECTION 306. Mutilated, Destroyed, Lost and Stolen Certificates.

                  If any mutilated Certificate is surrendered to the Trustee, upon payment to the Trustee of such costs as may be incurred in connection with the replacement of any such Certificate, the Bank shall execute and the Registrar shall authenticate and deliver in exchange therefor a new Certificate of like tenor and principal amount and bearing a number not contemporaneously outstanding.

                  If there shall be delivered to the Bank and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Certificate (ii) such costs as may be incurred in connection with the replacement of any such Certificate and (iii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Bank or the Trustee that such Certificate has been acquired by a bona fide purchaser, the Bank shall execute and the Trustee as Registrar shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Certificate, a new Certificate of like tenor and principal amount and bearing a number not contemporaneously outstanding.

                  In case any such mutilated, destroyed, lost or stolen Certificate has become or is about to become due and payable, the Bank in its discretion may, instead of issuing a new Certificate, pay such Bond.

                  Upon the issuance of any new Certificate under this Section, the Bank may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

                  Every new Certificate issued pursuant to this Section in lieu of any destroyed, lost or stolen Certificate shall constitute an original additional contractual obligation of the Bank, whether or not the destroyed, lost or stolen Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Bonds duly issued hereunder.

                  Any new Certificate issued pursuant to this Section shall be available for delivery at the specified office of the Registrar and at the specified office of any Paying Agent including, so long as the Bonds are listed on the London Stock Exchange (or the Luxembourg Stock Exchange) by the Bank, at the specified London (or Luxembourg) office of the Paying Agent.

                  The provisions of this Section 306 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates.

SECTION 307. Payment of Interest; Interest Rights Preserved.

                  Interest on any Bond which is payable and is punctually paid or duly provided for on any Interest Payment Date shall be paid in the manner contemplated in Section 301 to the Person in whose name that Bond (or one or more Predecessor Bonds) is registered at the close of business on the Regular Record Date for such interest.

                  Any interest on any Bond which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest"), to the extent permitted by law and subject to
Section 112, shall accrue interest at the rate then borne by the Bonds until such Defaulted Interest is paid or duly provided for as provided herein but shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Bank, subject to the provisions of Article Five and at its election in each case, as provided in Clause (1) or (2) below:

                  (1) The Bank may elect to make payment of any Defaulted Interest (together with any interest accrued thereon) to the Persons in whose names the Bonds (or their respective Predecessor Bonds) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Bank shall notify the Trustee in writing of the amount of Defaulted Interest (together with any interest accrued thereon) proposed to be paid on each Bond and the date of the proposed payment, and at the same time the Bank shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest (together with any interest accrued thereon) or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest (together with any interest accrued thereon) which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Bank of such Special Record Date and, in the name and at the expense of the Bank, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed to the Holders shown on the Bond Register not more than 5 days prior to the date of such mailing, in accordance with Section 106, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest (together with any interest accrued thereon) shall be paid to the Persons in whose names the Bonds (or their respective Predecessor Bonds) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

                  (2) The Bank may make payment of any Defaulted Interest (together with any interest accrued thereon) in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Bonds may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Bank to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

                  Holders shall not, however, be entitled to any interest or other payment for any delay after the due date in receiving the amount due (i) if the due date is not a Business Day in New York City or, in the case of the surrender of a Certificate, in the place where the Certificate is surrendered (provided the amount is duly provided for on or before the due date), (ii) if the Holder is late in surrendering the Certificate (where such surrender is required pursuant to this Indenture) or (iii) if a check mailed in accordance with the provisions of this Indenture arrives after the due date for payment.

                  Subject to the foregoing provisions of this Section, each Certificate delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Certificate shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Certificate.

SECTION 308. Additional Amounts.

                  All payments by the Bank in respect of the Bonds shall be made after deduction or withholding for or on account of any present or future taxes, duties, assessments or other governmental charges of whatever nature imposed or levied by or on behalf of Korea or by or within any political subdivision thereof or any authority therein having power to tax ("Korean Taxes").

                  The Bank shall pay such additional amounts ("Additional Amounts") in respect of Korean Taxes as will result in the payment to Holders of the Bonds of the amounts of principal, premium (if any) and interest that would otherwise have been receivable by them in respect of payments on such Bonds in the absence of such deduction or withholding, except that no such Additional Amounts shall be payable in respect of any Bond:

                  (i) to or on behalf of a Holder or beneficial owner who is subject to such Korean Taxes in respect of such Bond by reason of the existence of any present or former connection between such Holder or beneficial owner and Korea otherwise than merely by holding or beneficially owning such Bond or by the receipt of principal, premium (if any) or interest in respect of any Bond;

                  (ii) to or on behalf of a Holder or beneficial owner to the extent that such Holder or beneficial owner would not be liable for or subject to such deduction or withholding by making a declaration of non-residence or other similar claim for exemption or reduction to the relevant tax authorities if such Holder or beneficial owner is eligible to make such declaration or other claim and, after having been requested to make such a declaration or claim, such Holder or beneficial owner fails to do so; or

                  (iii) in circumstances where the surrender of a Bond is required hereunder, if the Certificate in respect of such Bond is surrendered more than 30 days after the relevant date except to the extent that the Holder thereof would have been entitled to such Additional Amount on presenting the same for payment on the last day of such 30-day period.

                  For this purpose the "relevant date" in relation to any Bond means (a) the due date for payment in respect thereof or (b) if the full amount of the monies payable on such due date has not been received in New York City by the Trustee or the Principal Paying Agent on or prior to such due date the date on which notice is duly given to the Holders that such monies have been so received.

                  Additionally, the obligation of the Bank to pay such Additional Amounts shall not apply with respect to (i) any estate, inheritance, gift, sales, transfer or personal property tax or any similar taxes, duties, assessments or other governmental charges or (ii) any taxes, duties, assessments or other governmental charges that are payable otherwise than by deduction or withholding from payments on the Bonds.

                  The Bank shall provide the Trustee with documentation evidencing the payment of such Korean Taxes. Copies of such documentation will be made available to any Holder or any Paying Agent, as applicable, upon request therefor.

                  In the event that Additional Amounts actually paid with respect to the Bonds are based on rates of deduction or withholding in excess of the appropriate rate applicable to the Holder of such Bonds, and, as a result thereof, such Holder is entitled to make a claim for a refund or credit of such excess, then such Holder shall, by accepting the Bonds, be deemed to have assigned and transferred all right, title and interest to any such claim for a refund or credit of such excess to the Bank. However, by making such assignment, the Holder makes no representation or warranty that the Bank will be entitled to receive such claim for a refund or credit and incurs no other obligation with respect thereto (including, without limitation, executing any other instrument of transfer or incurring any expense in connection with this transfer).

                  References in this Indenture to principal, premium (if any) and interest shall be deemed also to refer to any Additional Amounts which may be payable under this Section or any undertaking or covenant given in addition thereto or in substitution therefor pursuant to this Indenture.

                  At least 10 Business Days in New York City prior to the First Interest Payment Date or principal payment date (and at least 10 Business Days in New York City prior to each succeeding Interest Payment Date or principal payment date if there has been any change with respect to the matters set forth in the below-mentioned Officer's Certificate) the Bank shall furnish to the Trustee and the Paying Agents an Officer's Certificate instructing the Trustee and the Paying Agents whether payments of principal of, premium (if any) or interest on the Bonds due on such Interest Payment Date or principal payment date shall be subject to deduction or withholding for or on account of any Korean Taxes and the rate of any such deduction or withholding. If any such deduction or withholding shall be required, prior to such Interest Payment Date or principal payment date, as the case may be, the Bank shall furnish the Trustee and the Paying Agents an Officer's Certificate which specifies the amount, if any, required to be withheld on such payment to Holders and the Additional Amounts due to Holders and which certifies that the Bank shall pay such withholding or deduction to the appropriate governmental authorities and shall pay to the Trustee or the Paying Agents such Additional Amounts. The Bank covenants to indemnify the Trustee for, and to hold the Trustee harmless against, any loss, liability or expense reasonably incurred without negligence, willful misconduct or bad faith on the Trustee's part, arising out of or in connection with actions taken or omitted by the Trustee in reliance on any Officer's Certificate furnished pursuant to this paragraph or the failure of the Bank to provide any such certificate. Any Officer's Certificate required by this
Section 308 to be provided to the Trustee and any Paying Agent shall be deemed to be duly provided if telecopied to the Trustee and such Paying Agent.

SECTION 309. Persons Deemed Owners.

                  The Bonds shall be registered instruments, title to which shall pass only by registration in the Bond Register. Prior to due presentment of a Certificate for registration of transfer, the Bank, the Trustee and any agent of the Bank or the Trustee may treat the Person in whose name such Certificate is registered as the owner of the Bond represented by such Certificate for the purpose of receiving payment of principal of, premium (if any) and (subject to Section 307) interest on such Bond and, other than for the purpose of exercising a Conversion Right so long as such Certificate is a Global Bond Certificate, for all other purposes whatsoever, whether or not such Bond is overdue and regardless of any notice of ownership, trust or any interest or any writing on, or the theft or loss of the Certificate issued in respect of it, and neither the Bank, the Trustee nor any agent of the Bank or the Trustee shall be affected by notice to the contrary.

SECTION 310. Cancellation.

                  All Certificates surrendered for payment, redemption, registration of transfer or exchange or conversion shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee as Registrar and shall be promptly canceled by it. The Bank may at any time deliver to the Trustee for cancellation any Certificates previously authenticated and delivered hereunder which the Bank may have acquired in any manner whatsoever, and all Certificates so delivered shall be promptly canceled by the Trustee. No Certificates shall be authenticated in lieu of or in exchange for any Certificates canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Certificates held by the Trustee shall be disposed of as directed by a Company Order; provided, however, that the Trustee shall not be required to destroy such canceled Certificates.

SECTION 311. Computation of Interest.

                  Interest on the Bonds shall be computed on the basis of a 360-day year of twelve 30-day months and, in the case of an incomplete month, the number of days elapsed.

                                  ARTICLE FOUR

                           Satisfaction and Discharge

SECTION 401. Satisfaction and Discharge of Indenture.

                  This Indenture shall cease to be of further effect (except as to any surviving rights of conversion, registration of transfer or exchange of Bonds and any other provisions herein expressly provided for), and the Trustee, on demand of and at the expense of the Bank, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

                  (1)  either

                  (A) all Certificates theretofore authenticated and delivered (other than Certificates (i) which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and
         (ii) issued in respect of Bonds for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Bank and thereafter repaid to the Bank or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

                  (B) all such Bonds in respect of which Certificates not theretofore delivered to the Trustee for cancellation


                  (i)  have become due and payable, or


                  (ii) will become due and payable on the Maturity Date within one year,

                  and the Bank, in the case of (i) or (ii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Bonds not theretofore delivered to the Trustee for cancellation, for principal, premium (if any) and interest to the date of such deposit (in the case of Bonds which have become due and payable) or to the Maturity Date, as the case may be; and

                  (2) the Bank has paid or caused to be paid all other sums payable hereunder by the Bank; and

                  (3) the Bank has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

                  Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Bank to the Trustee under Section 606, the obligations of the Trustee to any Authenticating Agent under Section 611 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of Clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive such satisfaction and discharge.

SECTION 402. Application of Trust Money.

                  Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Bonds and this Indenture, to the payment, either directly or through any Paying Agent (including the Bank acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium (if any) and interest for whose payment such money has been deposited with the Trustee. All moneys deposited with the Trustee pursuant to Section 401 (and held by it or any Paying Agent) for the payment of Bonds or portions thereof subsequently converted shall be returned promptly to the Bank upon Company Request.

                                  ARTICLE FIVE

                                    Remedies

SECTION 501. Events of Default.

                  "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (1) a default is made for more than 14 days in the payment of the principal or premium (if any) or default is made for more than 21 days in the payment of interest in respect of any of the Bonds when and as the same ought to be paid in accordance with the terms of this Indenture; or

                  (2) a default is made by the Bank in the performance or observance of any covenant, condition or provision contained in this Indenture or in the Bonds and on its part to be performed or observed (other than the covenant to pay the principal, premium (if any) and interest in respect of any of the Bonds) and such default continues for the period of 30 days next following the service given by registered or certified mail by the Trustee on the Bank of notice requiring such default to be remedied (unless the Trustee certifies in writing that, in its opinion, such default is not capable of remedy, in which case no such notice shall be required); or

                  (3) a default is made or exists under any other bonds, debentures, notes or other indebtedness for money borrowed (collectively, the "Indebtedness") having an aggregate principal amount of U.S.$10,000,000 (or its equivalent in any other currency) or more of the Bank, which default shall have resulted in such Indebtedness becoming, or being declared, due and payable prior to the date on which it would otherwise be due and payable, without such Indebtedness having been discharged or acceleration having been rescinded or annulled, or the Bank defaults in the repayment of any such Indebtedness at the maturity thereof after giving effect to the expiration of any applicable grace period therefor or any guarantee of or indemnity in respect of any Indebtedness of others given by the Bank shall not be honored when due and called upon; or

                  (4)      a Subordination Event shall have occurred.

SECTION 502. Limited Rights of Acceleration; Effect of Default.

                  If an Event of Default specified in Section 501(4) above shall occur and be continuing, the maturity of all outstanding Bonds shall automatically be accelerated and the principal amount of the Bonds, together with accrued interest and any unpaid Additional Amounts thereon, shall be immediately due and payable in cash, and (except as set forth below) the only remedy available in respect of such acceleration will be the ability to petition for the liquidation of, or for the commencement of reorganization proceedings in relation to, the Bank in Korea (subject to the satisfaction of the relevant requirements of applicable law) and to prove its claims in the liquidation or other applicable proceedings in respect of the Bank in Korea.

                  There is no right of acceleration of the payment of principal of the Bonds upon the occurrence of any other Event of Default or a default in the performance of any other covenant or agreement contained in the Bonds. If any other Event of Default shall occur and be continuing, the Trustee or a Holder of the Bonds (in the case of the Event of Default specified in Section 501(1) above) may petition for the liquidation of, or for the commencement of reorganization proceedings in relation to, the Bank in Korea (subject to the satisfaction of the relevant requirements of applicable law) and seek to prove its claims in the liquidation or other applicable proceedings or (in the case of an Event of Default specified in Section 501(2) or Section 501(3)) may seek performance of such covenant or agreement or have a cause of action against the Bank for money damages.

                  Notwithstanding the provisions of the preceding paragraph, if there is a change in any applicable law, regulation or directive (including the FSC regulations and guidelines relating to the capital adequacy ratio of banks) or in its interpretation or application by any administrative or governmental body charged with its administration which, after the date of this Indenture, permits a lender or a bondholder, in the event of a default other than a Subordination Event, to accelerate, and to exercise other applicable remedies in respect of, any part of such lender's or bondholder's subordinated loans or bonds which have ceased to qualify as Tier II capital without disqualifying those portions of such subordinated loans or bonds which are then treated as Tier II capital, then such change shall apply to the Trustee with respect to the Bonds and, if an Event of Default then occurs and is continuing, the Trustee may accelerate the payment of the principal of that portion of the Bonds that no longer qualifies as Tier II capital.

SECTION 503. Trustee May File Proofs of Claim.

                  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Bank or any other obligor upon the Bonds or the property of the Bank or such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Bonds shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Bank for the payment of overdue principal, premium (if any) or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

                  (1) to file and prove a claim for the whole amount of principal, premium (if any) and interest owing and unpaid in respect of the Bonds and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of Bonds allowed in such judicial proceeding, and

                  (2) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same,

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder of Bonds to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders of Bonds, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 606.

                  No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Bonds or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 504. Trustee May Enforce Claims Without Possession of Bonds.

                  All rights of action and claims under this Indenture or the Bonds may be prosecuted and enforced by the Trustee without the possession of any of the Bonds or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Bonds in respect of which such judgment has been recovered.

SECTION 505. Application of Money or Other Property Collected.

                  Any money or other property collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money or other property on account of principal, premium (if any) or interest, upon presentation of the Bonds and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                  First: To the payment of all amounts due the Trustee under
Section 606;

                  Second: To the payment of the amounts then due and unpaid for principal of, premium (if any) and interest on the Bonds in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Bonds for principal, premium (if any) and interest, respectively; and

                  Third: In payment of the balance (if any) to the Bank for itself.

                  Without prejudice to the foregoing, if the Trustee holds any moneys which represent principal, premium (if any) or interest in respect of Bonds in respect of which claims have become prescribed under Section 1003, the Trustee will hold such moneys upon the first and third trusts described above.

SECTION 506. Limitation on Suits.

                  No Holder of any Bond shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

                  (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

                  (2) the Holders of not less than one-third in principal amount of the Outstanding Bonds shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder and, in the case of any such Event of Default other than those described in (1) and (4) of Section 501, certified that such Event of Default is materially prejudicial to the interests of the Holders;

                  (3) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

                  (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                  (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Bonds;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

SECTION 507. Unconditional Right of Holders to Receive Principal, Premium (if
             any) and Interest and to Convert.

                  Notwithstanding any other provision in this Indenture, the Holder of any Bond shall have the right, which is absolute and unconditional, to receive payment of the principal of, premium (if any) and (subject to Section
307) interest on such Bond on the respective Maturity Date or Interest Payment Dates expressed in such Bond and to convert such Bond in accordance with Article Thirteen and to institute suit for the enforcement of any such payment and right to convert, and such rights shall not be impaired without the consent of such Holder.

SECTION 508. Restoration of Rights and Remedies.

                  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Bank, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 509. Rights and Remedies Cumulative.

                  Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates in the last paragraph of Section 306 or as provided in Section 506, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. Except as described above, the assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 510. Delay or Omission Not Waiver.

                  No delay or omission of the Trustee or of any Holder of any Bond to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 511. Control by Holders.

                  The Holders of a majority in principal amount of the Outstanding Bonds shall have the right, subject to Section 602(e), to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that

                  (1) such direction shall not be in conflict with any rule of law or with this Indenture,

                  (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

                  (3) such direction shall not be unduly prejudicial to non-directing Holders of Bonds.

SECTION 512. Waiver of Past Defaults.

                  The Holders of not less than a majority in principal amount of the Outstanding Bonds may on behalf of the Holders of all the Bonds waive any past default or Event of Default hereunder and its consequences, except a default or Event of Default

                           (1) in the payment of the principal of (or premium, if any) or interest on any Bond, or

                           (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Bond affected.

                  Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 513. Undertaking for Costs.

                  All parties to this Indenture agree, and each Holder of any Bond by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Bank, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10 percent in principal amount of the Outstanding Bonds, or to any suit instituted by any Holder of any Bond for the enforcement of the payment of the principal of (or premium, if any) or interest on any Bond on or after the respective Maturity Date or Interest Payment Date expressed in such Bond or for the enforcement of the right to convert any Bond in accordance with Article Thirteen.

SECTION 514. Waiver of Stay or Extension Laws.

                  The Bank covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, nor at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Bank (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE SIX

                                   The Trustee

SECTION 601. Certain Duties and Responsibilities.

                  Except during the continuance of an Event of Default,

                  (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

                  In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                  No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

                  (1) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, Responsible Officers or trust committee;

                  (2) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Bonds (or such lesser amount as shall have acted at a meeting pursuant to the provisions of this Indenture) relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

                  (3) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section. The permissive right of the Trustee to take or refrain from taking any action enumerated in the Indenture shall not be construed as a duty.

SECTION 602. Certain Rights of Trustee.

                  Subject to the provisions of Section 601:

                  (a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (b) any request or direction of the Bank mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

                  (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's Certificate;

                  (d) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                  (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

                  (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Bank, personally or by agent or attorney; and

                  (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

                  (h) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture; and

                  (i) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder.

SECTION 603. Not Responsible for Recitals or Issuance of Bonds.

                  The recitals contained herein and in the Bonds, except the Trustee's or Registrar's certificates of authentication, shall be taken as the statements of the Bank, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture, any offering materials or of the Bonds. The Trustee shall not be accountable for the use or application by the Bank of Bonds or the proceeds thereof.

SECTION 604. May Hold Bonds.

                  The Trustee, any Authenticating Agent, any Paying Agent, any Conversion Agent, any Registrar or any other agent of the Bank, in its individual or any other capacity, may become the owner or pledgee of Bonds and may otherwise deal with the Bank with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Registrar or such other agent.

SECTION 605. Money Held in Trust.

                  Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on, or to invest, any money received by it hereunder except (a) to the extent practicable the Trustee shall use its best efforts, promptly upon receipt of a Company Order therefor, to invest such funds as designated in such Company Order in U.S. Government Obligations pursuant to and in accordance with such Company Order or (b) as otherwise agreed between the Bank and the Trustee, in which event any interest accruing on such funds from such investments shall be applied by the Trustee as set forth in Section 505. The Trustee shall not be liable for any losses arising in connection with any investments made at the direction of the Bank.

SECTION 606. Compensation and Reimbursement.

                  The Bank agrees

                  (a) to pay to the Trustee from time to time in a manner separately agreed in writing compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                  (b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

                  (c) to indemnify the Trustee for, and to hold it harmless against, any and all loss, damage, claims, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent that such loss, damage, claim, liability or expense is due to its own negligence or bad faith.

                  To secure the Bank's obligations pursuant to this Section, the Bank and the Holders agree that the Trustee shall have a lien prior to the Bonds as to all property and funds held or collected by it hereunder for any amount owing to it or any predecessor Trustee pursuant to this Section 606, except with respect to funds theretofore held in trust for the payment of principal of, premium (if any) or interest on particular Bonds.

                  The provisions of this Section shall survive the resignation or removal of the Trustee, payment of the Bonds and termination and discharge of this Indenture.

SECTION 607. Corporate Trustee Required; Eligibility.

                  There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under, or licensed to do business pursuant to, the laws of the United Kingdom, another jurisdiction in Western Europe, or the United States of America (including any State thereof or the District of Columbia), authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least U.S.$50,000,000 (or its equivalent in another currency), subject to supervision or examination by governmental authorities. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 608. Resignation and Removal; Appointment of Successor.

                  No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 609.

                  The Trustee may resign at any time by giving written notice thereof to the Bank. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Bonds, delivered to the Trustee and to the Bank.

                  If at any time:

                  (1) the Trustee shall cease to be eligible under Section 607 and shall fail to resign after written request therefor by the Bank or by any Holder described in clause (ii) below, or

                  (2) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Bank by a Board Resolution may remove the Trustee, or (ii) any Holder who has been a bona fide Holder of a Bond for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Bank, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Bonds delivered to the Bank and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Bank. If no successor Trustee shall have been so appointed by the Bank or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Bond for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  The Bank shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 106. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

SECTION 609. Acceptance of Appointment by Successor.

                  Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Bank and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or consequence, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Bank or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Bank shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

                  No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 610. Merger, Conversion, Consolidation or Succession to Business.

                  Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of the parties hereto. In case any Certificates shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Certificates so authenticated with the same effect as if such successor Trustee had itself authenticated such Certificates.

SECTION 611. Appointment of Authenticating Agent.

                  The Trustee, in its capacity as Registrar, may appoint an authenticating agent or agents (an "Authenticating Agent") which shall be authorized to act on behalf of the Registrar to authenticate Certificates issued upon original issue and upon exchange, registration of transfer or partial conversion or pursuant to Section 306, and Certificates so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Registrar hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Certificates by the Registrar or the Registrar's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Registrar by an Authenticating Agent and a certificate of authentication executed on behalf of the Registrar by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Bank and shall at all times be a corporation organized and doing business under the laws of the United Kingdom, another jurisdiction in Western Europe, or the United States of America (including any State thereof or the District of Columbia), authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of at least U.S.$50,000,000 (or its equivalent in another currency), subject to supervision or examination by governmental authorities. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

                  Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Registrar or the Authenticating Agent.

                  An Authenticating Agent may resign at any time by giving written notice thereof to the Registrar and to the Bank. The Registrar may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Bank. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Registrar may appoint a successor Authenticating Agent which shall be acceptable to the Bank and shall give notice of such appointment to all Holders in the manner set forth in Section 106. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

                  The Registrar agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee, as Registrar, shall be entitled to be reimbursed for such payments, subject to the provisions of Section 606.

                  If an appointment is made pursuant to this Section, the Certificates may have endorsed thereon, in addition to the Registrar's certificate of authentication, an alternative certificate of authentication in the following form:

Certificate of Authentication:

         This is one of the Certificates described in the within-mentioned Indenture.

THE BANK OF NEW YORK, as Registrar

By:
    -----------------------------
       As Authenticating Agent

By:
    -----------------------------
        Authorized Signatory

Dated:

SECTION 612. Appointment of Co-Trustee.

                  It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction (including particularly the law of any state) denying or restricting the right of banking corporations or associations to transact business as trustee in such jurisdiction. It is recognized that in case of litigation under this Indenture, and in particular in case of the enforcement thereof on default, or in the case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Trustee or hold title to the properties, in trust, as herein granted or take any action which may be desirable or necessary in connection therewith, it may be necessary that the Trustee appoint an institution as a separate or co-trustee. The following provisions of this Section are adopted only to these ends.

                  In the event that the Trustee appoints an additional individual or institution as a separate or co-trustee, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vest in such separate or co-trustee but only to the extent necessary to enable such separate or co-trustee to exercise such powers, rights and remedies, and only to the extent that the Trustee by the laws of any jurisdiction (including particularly the law of any state) is incapable of exercising such powers, rights and remedies and every covenant and obligation necessary to the exercise thereof by such separate or co-trustee shall run to and be enforceable by either of them.

                  Should any instrument in writing from the Bank be required by the separate or co-trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to him or it such properties, rights, powers, trusts, duties and obligations, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Bank; provided, that if an Event of Default shall have occurred and be continuing, if the Bank does not execute any such instrument within thirty (30) days after request therefor, the Trustees shall be empowered as an attorney-in-fact for the Bank to execute any such instrument in the Bank's name and stead. In case any separate or co-trustee or a successor to either shall become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate or co-trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a new trustee or successor to such separate or co-trustee.

                  Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

              (i) all rights and powers, conferred or imposed upon the Trustee shall be conferred or imposed upon and may be exercised or performed by such separate trustee or co-trustee; and

              (ii) No trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder.

                  Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article.

                  Any separate trustee or co-trustee may at any time appoint the Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successors trustee.

                                  ARTICLE SEVEN

                 Holders' Lists and Reports by Trustee and Bank

SECTION 701. Bank to Furnish Trustee Names and Addresses of Holders.

                  The Bank will furnish or cause to be furnished to the Trustee

                  (a) annually, not more than 10 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date, and

                  (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Bank of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

                  excluding, in the case of clause (a) and (b), from any such list names and addresses received by the Trustee in its capacity as Registrar.

SECTION 702. Preservation of Information; Communications to Holders.

                  The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Registrar. The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

                                  ARTICLE EIGHT

           Consolidation, Merger and Sales; Substitution of Successor

SECTION 801. Merger or Sale of Assets by the Bank.

                  The Bank shall not consolidate with, or merge into, any other Person (other than a merger in which the Bank is the continuing corporation), or sell, transfer or lease all or substantially all of its properties or assets to any Person unless (i) the Bank promptly notifies the Holders of such event in the manner set forth in Section 106 and (ii) the Person resulting from such consolidation or merger or which acquires such properties or assets, as the case may be, executes and delivers to the Trustee a supplemental indenture as provided in Article Nine and expressly assumes thereunder the due and punctual payment of the principal, premium (if any) and interest on all the Bonds and the performance or observance of every covenant of the Indenture on the part of the Bank to be performed or observed.

SECTION 802. Successor Substituted.

                  Upon any consolidation or merger of the Bank into any other Person or any sale or transfer of the assets of the Bank in accordance with
Section 801, the successor Person formed by such consolidation or into which the Bank is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Bank under this Indenture with the same effect as if such successor Person had been named as the Bank herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Bonds.

                                  ARTICLE NINE

                             Supplemental Indentures

SECTION 901. Supplemental Indentures Without Consent of Holders.

                  Without the consent of any Holders, the Bank and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

                           (1) to evidence the succession of another Person to the Bank and the assumption by any such successor of the covenants of the Bank herein and in the Bonds; or

                           (2) to add to the covenants of the Bank for the benefit of the Holders, or to surrender any right or power herein conferred upon the Bank; or

                           (3) to secure the Bonds; or

                           (4) to make provisions with respect to the Conversion Right pursuant to the requirements of Section 1307; or

                           (5) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided that such action pursuant to this Clause (5) shall not adversely affect the interests of the Holders in any material respect; or

                           (6) to make any other modifications to the Bonds or the Indenture of a formal, minor or technical nature or necessary to correct a manifest error or upon Opinion of Counsel to comply with mandatory provisions of the law of Korea so long as such modification does not adversely affect the rights of any Holder in any material respect.

SECTION 902. Supplemental Indentures With Consent of Holders.

                  With either (i) the written consent of the Holders of not less than a majority in principal amount of the Outstanding Bonds or (ii) the approval of Persons entitled to vote a majority of principal amount of such Bonds represented and voting at a meeting of the Holders duly called in accordance with the provisions hereof and at which a quorum is present, by Act of said Holders delivered to the Bank and the Trustee, the Bank and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or the terms and conditions of the Bonds or of modifying in any manner the rights of the Holders under this Indenture or the Bonds; provided, however, that no such supplemental indenture shall, without (i) the written consent of Holders of not less than 90% in principal amount of Outstanding Bonds or (ii) the approval of Persons entitled to vote not less than 75% in principal amount of such Bonds represented and voting at a meeting of the Holders duly called in accordance with the provision hereof and at which a special quorum as specified in Section 1404 is present,

                  (1) change the Maturity Date or any Interest Payment Date of any Bond, or reduce or cancel the principal amount thereof, the amount of premium (if any) or the rate of interest thereon, or change the place of payment where, or in the currency in which, any Bond or interest thereon is payable or the method of calculating any such payment, or impair the right to institute suit for the enforcement of any such payment on or after any Interest Payment Date or the Maturity Date thereof, alter the obligations of the Bank under Sections 308, 801 or 1101 or modify, cancel or adversely affect the Conversion Rights or the provisions of Article Thirteen (except as permitted by Section 901(4)), or modify the obligations of the Bank to maintain offices or agencies as set forth in the Bonds or this Indenture, or

                  (2) reduce the stated percentage of principal amount of the Outstanding Bonds, the consent of whose Holders is required for any amendment to this Indenture or the Bonds, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or the Bonds or certain defaults hereunder or thereunder and their consequences) provided for in this Indenture and the Bonds, or

                  (3) modify any of the provisions of this Section or Sections 512 or 1404, except to increase any such percentage, or otherwise reduce the percentage of principal amount of the Outstanding Bonds, the consent of whose Holders is required for taking action.

                  It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 903. Execution of Supplemental Indentures.

                  In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent therefor have been complied with. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

SECTION 904. Effect of Supplemental Indentures.

                  Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Bonds theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 905. Reference in Bonds to Supplemental Indentures.

                  Certificates authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Bank shall so determine, new Certificates so modified as to conform, in the opinion of the Trustee and the Bank, to any such supplemental indenture may be prepared and executed by the Bank and authenticated and delivered by the Trustee in exchange for Certificates issued in respect of Outstanding Bonds.

SECTION 906. Notice of Supplemental Indentures.

                  Promptly after the execution by the Bank and the Trustee of any supplemental indenture pursuant to the provisions of Section 902, the Bank shall give notice, setting forth in general terms the substance of such supplemental indenture, in the manner provided in Section 106. Any failure of the Bank to give such notice, or any defect therein, shall not in any way impair or affect the validity of any such supplemental indenture.

                                   ARTICLE TEN

                                    Covenants

SECTION 1001. Payment of Principal and Interest.

                  The Bank shall duly and punctually pay the principal of, premium (if any) and interest on the Bonds in accordance with the terms of the Bonds and this Indenture. The principal of, premium (if any) and interest on the Bonds shall be payable in dollars (i) to the extent such Bonds are in the form of a Global Bond, by transfer to a Registered Account of the Holder thereof or
(ii) to the extent such Bonds have been issued as individual definitive Certificates, at the option of the Holder thereof, either by check as provided below or by transfer to a Registered Account of such Holder and (x) in the case of payments of principal and premium (if any), upon application to the Paying Agent to whom such Certificates shall be presented for payment at least ten (10) days prior to the Maturity Date or (y) in the case of payments of interest, upon application to the Paying Agent on or before the relevant Regular Record Date for such payment, in each case with appropriate wire transfer instructions; provided, however, that if such Holder holds less than U.S.$250,000 aggregate principal amount of Bonds or does not have a Registered Account, such payment shall be made by dollar check drawn on a bank in New York City mailed to the address of the Person entitled thereto as such address shall appear in the Bond Register. Such payment of principal and premium (if any) of any Bonds shall only be made against the surrender of Certificates representing such Bonds at the specified office of any of the Paying Agents. The Bank hereby agrees, or agrees to cause the Principal Paying Agent (i) where a payment is to be made by transfer to a Registered Account, to initiate payment for value on the due date or, if that is not a Business Day in New York City, for value on the next such succeeding Business Day, and (ii) where payment is to be made by check, to mail the check on the due date for payment or in the case of a payment of principal and premium (if any), if later, on the Business Day in the place where the relevant Certificate is surrendered at the specified office of a Paying Agent.

SECTION 1002. Maintenance of Offices or Agencies.

                  The Bank shall at all times maintain in the Borough of Manhattan, The City of New York, New York, and also in a major financial center in Europe, which, so long as the Bonds are listed by the Bank on the London Stock Exchange or the Luxembourg Stock Exchange, will be London or Luxembourg, as the case may be, a Conversion Agent, a Transfer Agent and a Paying Agent where, subject to any applicable laws or regulations, mutilated, destroyed, lost or stolen Certificates may be replaced, Certificates may be presented and surrendered for payment, Certificates may be surrendered for registration of transfer or exchange, Certificates may be surrendered for conversion and where demands upon the Bank in respect of Bonds and this Indenture may be made.

                  The Bank shall give prompt written notice to the Trustee of the location, and any change in the location, of such offices or agencies.

                  If at any time the Bank shall fail to maintain any such required office or agency, or shall fail to furnish the Trustee with the address thereof, Bonds may be presented and surrendered for payment, surrendered for registration of transfer or exchange, or surrendered for conversion to the Principal Paying Agent at, and demands upon the Bank in respect of Bonds and this Indenture may be made to, its principal corporate trust office in New York, and the Bank hereby appoints the same as its agent to receive such presentations, surrenders, notices and demands.

SECTION 1003. Money For Bond Payments to Be Held in Trust.

                  If the Bank shall act as a Paying Agent, it will, on or before each due date of the principal of, premium (if any) or interest on any of the Bonds, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal, premium (if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and the Bank will promptly notify the Trustee of its action or failure so to act.

                  Whenever the Bank shall have one or more Paying Agents, it will, in accordance with Section 1001, deposit with a Paying Agent a sum sufficient to pay the principal of, premium (if any) or interest on the Bonds becoming due in accordance with the terms of the Bonds and this Indenture, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium (if any) or interest and (unless such Paying Agent is the Trustee) the Bank shall promptly notify the Trustee of the action or failure so to act of any Paying Agent.

                  The Bank shall cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent has agreed with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

                  (1) hold all sums held by it for the payment of the principal of, premium (if any) or interest on Bonds in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

                  (2) give the Trustee notice of any default by the Bank (or any other obligor upon the Bonds) in the making of any payment of principal, premium (if any) or interest; and

                  (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

                  The Trustee shall not be responsible for any misconduct or negligence on the part of any such Paying Agent.

                  The Bank may, at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Bank or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which sums were held by the Bank or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

                  Any money deposited with the Trustee or any Paying Agent, or then held by the Bank, in trust for the payment of the principal of, premium (if any) or interest on any Bond and remaining unclaimed for two (2) years after such principal, premium (if any) or interest has become due and payable shall be repaid to the Bank on Company Request, or (if then held by the Bank) shall be discharged from such trust; and the Holder of such Bond shall thereafter, as an unsecured general creditor, look only to the Bank for payment thereof (it being understood and agreed that under the law of Korea, claims against the Bank in respect of principal of, premium (if any) and interest on any Bond will be prescribed unless (i) the Holder of such Bond (x) files an action with the proper court, (y) files an application for attachment, provisional attachment or provisional disposition on the assets of the Bank or (z) requests the Bank for such payment (provided that an action or application as referred to in (x) and (y) above is initiated within six months from the date of such request) or (ii) the Bank acknowledges its obligation to pay such amounts, in each case within ten (10) years (in the case of principal and premium (if any)) and five (5) years (in the case of interest) from the relevant date for payment thereof), and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Bank as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Bank cause notice to be given as provided in Section 106 (except that such notice need be given only once) that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the latest date of such notice, any unclaimed balance of such money then remaining will be repaid to the Bank.

SECTION 1004. Statement by Officers as to Default.

                  The Bank shall deliver to the Trustee, (a) within 120 days after the end of each fiscal year of the Bank ending after the date hereof, an Officer's Certificate, stating whether or not to the best knowledge of the signer thereof the Bank is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Bank shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge and (b) promptly, and in any event within six Business Days in Seoul after an officer of the Bank obtains knowledge thereof, an Officer's Certificate providing notice of the occurrence of a default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and specifying the nature and status thereof. The Trustee shall not be deemed to have knowledge of any default or any Event of Default (other than those described in paragraph (1) of Section 501) unless a Responsible Officer of the Trustee has obtained actual knowledge thereof, through receipt of a notice from the Bank as provided above or a Holder or otherwise.

SECTION 1005. Information.

                  The Bank shall deliver to the Trustee three copies of all notices, statements and documents which are issued to the holders of its Shares or its creditors generally (including any English translations thereof, to the extent otherwise prepared by the Bank) as soon as practicable (but not later than 30 days) after their date of issue and make available to the Agents as many further copies as they may reasonably request in order to satisfy requests from Holders for them.

SECTION 1006. Listing of Bonds.

                  Following the listing of the Bonds on the London Stock Exchange or the Luxembourg Stock Exchange, the Bank shall use its best efforts to maintain such listing. If, however, it is unable to maintain such listing or if the maintenance of such listing is determined by the Bank to be unduly onerous, and the Bank determines that the interests of the Holders would not be thereby materially prejudiced, the Bank shall instead use its best efforts to obtain and maintain a listing of the Bonds on such other stock exchange as it may decide.

SECTION 1007. Change in Agents.

                  The Bank shall give not less than 14 days' prior notice to the Holders as provided in Section 106 of any future appointment or any resignation or removal of any Agent or of any change by any Agent of its specified office and shall not make any such appointment or removal except in accordance with the Agency Agreement.

SECTION 1008. Rule 144A(d)(4).

                  To permit compliance with Rule 144A under the Securities Act in connection with sales of the Bonds, the Bank shall furnish upon request of a Holder or beneficial owner of a Bond or a holder or beneficial owner of Shares who is a qualified institutional buyer within the meaning of Rule 144A, as the case may be, to such Holder or beneficial owner or a prospective investor who is a qualified institutional buyer within the meaning of Rule 144A designated by such Holder or beneficial owner the information required to be delivered under Rule 144A(d)(4) under the Securities Act if at the time of the request the Bank is neither a reporting company under Section 13 or Section 15(d) of the Exchange Act nor exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act.

SECTION 1009. Existence.

                  Subject to Article Eight, the Bank shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Bank shall not be required to preserve any such right or franchise if, in the judgment of the Bank, the preservation thereof is no longer desirable in the conduct of the business of the Bank and that the loss thereof is not disadvantageous in any material respect to the Holders.

SECTION 1010. Maintenance of Properties.

                  The Bank shall cause all material properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Bank may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Bank from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Bank, desirable in the conduct of its business and not disadvantageous in any material respect to the Holders.

SECTION 1011. Payment of Taxes and Other Claims.

                  The Bank shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Bank or upon the income, profits or property of the Bank and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Bank; provided, however, that the Bank shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

SECTION 1012. Covenants as to Shares.

                  The Bank covenants that it shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Shares, for the purpose of effecting the conversion of the Bonds, the full number of Shares then issuable upon conversion of all Outstanding Bonds and that such Conversion Shares will upon issue be fully paid and non-assessable and, except as provided in Section 1302(b), the Bank will pay all taxes, liens and charges with respect to the issue thereof.

                  The Bank shall use its best efforts to cause the Conversion Shares to be listed on the Korea Stock Exchange promptly after the issue of the Conversion Shares, and that for so long as any Bonds are outstanding, it will use its best efforts (a) to maintain a listing for all the issued Shares, including the Conversion Shares, on the Korea Stock Exchange, and (b) if the Bank is unable to obtain or maintain such listing, to obtain and maintain a listing for all the issued Shares, including the Conversion Shares, on any other stock exchange as the Bank may from time to time determine and will promptly give notice to the Holders and the Trustee of the listing or delisting of such Shares by either of the Korea Stock Exchange or any such stock exchange.

                  The Bank shall pay all expenses arising from the issue of, and all expenses arising from obtaining listing for, Conversion Shares (other than any stamp, issue, registration or similar taxes and duties (if any) or any other costs expressed to be payable by a Holder pursuant to Section 1302(b)).

                                 ARTICLE ELEVEN

                        Redemption and Purchase of Bonds

SECTION 1101. Redemption at Maturity.

                  Unless previously converted or purchased or redeemed and canceled, the Bank shall redeem the Bonds at par on the Maturity Date together with interest accrued to the Maturity Date. Subject to Section 1102 below, the Bonds may not be redeemed in whole or in part prior to the Maturity Date.

SECTION 1102. Optional Redemption in the Event of Change in Korean Taxes.

                  At any time the Bank may, after obtaining prior written consent of the Korean Financial Supervisory Service and having given not less than 30 nor more than 60 days' notice to the Holders (which notice shall be irrevocable and given in the manner set forth in Sections 106 and 1104), redeem in dollars all but not some of the Bonds at their principal amount (together with interest accrued to the Redemption Date), if (i) the Bank provides to the Trustee prior to the giving of such notice an Opinion of Counsel to the effect that it has or will become obliged to pay Additional Amounts as provided or referred to in Section 308 in respect of any Korean Tax in respect of any payments on the Bonds as a result of any change in, amendment or non-renewal of, or judicial decision relating to, the laws or regulations of Korea or any political subdivision or any authority thereof or with respect thereto having power to tax, or any treaty to which Korea is a party or any change in the general application or official interpretation of such laws, regulations or treaty, which change or amendment or non-renewal becomes effective on or after the date of this Indenture, and (ii) such obligation cannot be avoided by the Bank taking reasonable measures available to it, provided that no such notice of redemption shall be given earlier than 90 days before the earliest date on which the Bank would be obliged to pay such Additional Amounts were a payment in respect of the Bonds then due; provided, that in exercising such right of redemption the Bank need not redeem any Bonds that are the subject of a separate contractual arrangement between the Bank and any Holder of Bonds and of which the Trustee has notice. Prior to the giving of any notice of redemption pursuant to this paragraph, the Bank shall deliver to the Trustee an Officer's Certificate in accordance with Section 102 and stating that the obligation referred to above cannot be avoided by the Bank taking reasonable measures available to it and the Trustee shall be entitled to accept such certificate as sufficient evidence of the satisfaction of the condition precedent set out in
(ii) above, in which event it shall be conclusive and binding on the Holders.

SECTION 1103. Election to Redeem.

                  The election of the Bank to redeem any Bonds pursuant to
Section 1102 shall be evidenced by an Officer's Certificate delivered to the Trustee.

SECTION 1104. Notice of Redemption.

                  Notices of redemption pursuant to Section 1102 shall state:

                  (1)  the Conversion Price as of the date of such notice,

                  (2) the Redemption Date,

                  (3)  the Redemption Price,

                  (4) that on the Redemption Date the Redemption Price of the Bonds to be redeemed (together with accrued interest thereon) will become due and payable and that interest thereon will cease to accrue on and after said date, and the place or places where Certificates are to be surrendered for payment of the Redemption Price (and accrued interest), and

                  (5) the CUSIP or other identifying numbers of the Bonds and/or Certificates to be redeemed.

                  Notice of redemption pursuant to Section 1102 shall be given by the Bank or, at the Bank's written request made not less than 15 days prior to the earliest date on which such notice may be given, by the Trustee in the name and at the expense of, and in the form provided by, the Bank in the manner set forth in Section 106.

SECTION 1105. Deposit of Redemption Price.

                  On or prior to any Redemption Date, the Bank shall deposit with the Trustee or with a Paying Agent (or, if the Bank is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) by 10:00 a.m. New York City time an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, the Bonds other than any Bonds which have been converted prior to the date of such deposit.

                  If any Bond called for redemption is converted, any money deposited with the Trustee or with any Agent or so segregated and held in trust for the redemption of such Bond shall (subject to any right of the Holder of such Bond or any Predecessor Bond to receive interest as provided in the last paragraph of Section 307) be paid promptly to the Bank or, if then held by the Bank, shall be discharged from such trust.

SECTION 1106. Bonds Payable on Redemption Date.

                  Notice of redemption having been given as aforesaid, the Bonds so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such Redemption Date (unless the Bank shall default in the payment of the Redemption Price and accrued interest) such Bonds shall cease to bear interest. Upon surrender of any such Bond for redemption in accordance with said notice, such Bond shall be paid by the Bank at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that installments of interest the Interest Payment Date for which (or, in the case of Defaulted Interest, the proposed date for the payment thereof pursuant to (1) of Section 307) is on or prior to the Redemption Date shall be payable to the Holders of such Bonds, or one or more Predecessor Bonds, registered as such at the close of business on the relevant Regular Record Dates (or Special Record Dates, as the case may be) according to their terms and the provisions of Section 307.

                  If the principal (and premium, if any) of any Bond to be redeemed shall not be so paid upon surrender thereof for redemption, such unpaid principal (and premium, if any) shall, until paid or (if earlier) the day after notice is duly given to the Holder of such Bond (in accordance with Section 106) that upon further presentation of such Bond being duly made at any time on or after the date of such notice, such payment will be made (provided that upon such presentation such payment is in fact made), bear interest from the Redemption Date at the rate borne by the Bond.

SECTION 1107. Deposit of Amounts Due at Maturity.

                  On or prior to the Maturity Date, the Bank shall deposit with the Trustee or with a Paying Agent (or, if the Bank is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) prior to 10.00 hours in New York City on the Maturity Date an amount of money sufficient to pay the par amount of, and (except if the Maturity Date shall be an Interest Payment
Date) accrued interest on, all the Bonds which are to be redeemed on that date other than any Bonds which have been converted prior to the date of such deposit.

                  If any Bond that was to have been redeemed at maturity is converted, any money deposited with the Trustee or with any Agent or so segregated and held in trust for the redemption of such Bond shall (subject to any right of the Holder of such Bond or any Predecessor Bond to receive interest as provided in the last paragraph of Section 307) be paid promptly to the Bank or, if then held in trust by the Bank, shall be discharged from such trust.

SECTION 1108. Purchase of Bonds.

                  The Bank or any Subsidiary or any Affiliate of the Bank may at any time and from time to time purchase Bonds at any price in the open market or otherwise. Such Bonds may, at the option of the Bank or the relevant Subsidiary or Affiliate of the Bank, be held, resold or surrendered to any Paying Agent for cancellation.

                                 ARTICLE TWELVE

                             Subordination of Bonds

SECTION 1201. Bonds Subordinate to Senior Indebtedness of the Bank.

                  The Bank covenants and agrees, and each Holder of a Bond, by its acceptance thereof, likewise covenants and agrees, that, upon the occurrence of a Subordination Event, the indebtedness represented by the Bonds and the payment of the principal, premium (if any) and interest on each and all of the Bonds are hereby expressly made subordinate and subject to the right of payment to the prior payment in full of all Senior Indebtedness of the Bank, to the extent and in the manner set forth as follows:

                  (a) Bankruptcy Event. If on or prior to the Maturity Date a Bankruptcy Event occurs and so long as it continues, any amounts which become due then or thereafter under the Bonds shall not be payable unless and until the total amount of any and all Senior Indebtedness of the Bank which is listed on the distribution list (as amended, if such be the case) for final distribution submitted to the court in the bankruptcy proceedings is paid in full or provided to be paid in full in such bankruptcy proceedings.

                  (b) Corporate Reorganization. If on or prior to the Maturity Date a Reorganization Event occurs and so long as it continues, any amounts which become due then or thereafter under the Bonds shall not be payable unless and until the total amount of any and all Senior Indebtedness of the Bank which is listed on the reorganization plan of the Bank at the time when the court's approval of such plan becomes final and conclusive shall have been paid in full in the reorganization proceedings to the extent of the original amount thereof (without regard to any adjustment of such amount in the approved reorganization plan).

                  (c) Equivalent Proceedings Outside Korea. If on or prior to the Maturity Date a Foreign Event occurs and so long as it continues, any amounts which become due then or thereafter under the Bonds shall only become payable upon conditions equivalent to those enumerated in clause (a) or (b) above having been fulfilled, provided that, notwithstanding any provision herein to the contrary, if the imposition of any such conditions is not allowed under such proceedings, any amounts which become due under the Bonds shall become payable in accordance with the terms herein provided and not subject to such conditions.

SECTION 1202. Excess Payment.

                  Each Holder of a Bond, by its acceptance thereof or its interest therein, agrees that (i) if any payment in respect of such Bond is made to such Holder after the occurrence of a Subordination Event and the amount of such payment shall exceed the amount, if any, that should have been paid to such Holder upon the proper application of these subordination provisions, the payment of such excess amount shall be deemed null and void and such Holder (without any Agent having any obligation or liability with respect thereto, save to the extent that the Registrar and any other Agent shall return to the Bank any such excess amount which remains held by it at that time of the notice next referred to) shall be obliged to return the amount of the excess payment within ten days of receiving notice from the Bank of the excess payment and (ii) upon the occurrence of a Subordination Event and, so long as such Subordination Event continues, such Holder shall not exercise any right to set off any liabilities of the Bank under such Bond (except in respect of liabilities constituting Senior Indebtedness of the Bank) which become so payable on or after the date on which the Subordination Event occurs against any liabilities of such Holder owed to the Bank unless, until and only in such amounts as the liabilities of the Bank under such Bond become payable pursuant to the proper application of these subordination provisions.

SECTION 1203. Absence of Subordination Event.

                  Prior to the occurrence of a Subordination Event or after a Subordination Event shall have ceased to continue, the Bonds will rank pari passu and ratably without any preference among themselves and with all unsecured and unsubordinated obligation of the Bank, including those in respect of its outstanding debentures and deposits, but excluding obligations in respect of national and local taxes in Korea (and elsewhere as applicable) and other statutory exceptions.

SECTION 1204. Incurrence of Additional Subordinated Indebtedness.

                  For so long as any Bonds remain outstanding, the Bank shall not incur any indebtedness which is not subordinate to the same extent as the Bonds and which is, at the time it is incurred, treated as capital of the Bank under applicable FSC regulations and guidelines, unless provision is made such that the Bonds will thereafter be subordinated on terms no less favorable to the Holders than such indebtedness; provided, however, that the foregoing restriction shall not apply (i) to indebtedness the percentage of the principal amount of which will be treated as capital of the Bank under applicable FSC regulations and guidelines is less than the percentage of the principal amount of the Bonds that was treated as capital of the Bank at the time of their issuance or (ii) in the event that such change in subordination terms would result in the Bonds or such additional subordinated indebtedness not being treated as capital of the Bank.

                                ARTICLE THIRTEEN

                               Conversion of Bonds

SECTION 1301. Conversion Right and Conversion Price.

                  (a) Conversion Period. Subject to, and upon compliance with, the provisions of this Article, the Conversion Right in respect of any Outstanding Bond (or any portion thereof being U.S.$5,000 in principal amount or an integral multiple thereof) may be exercised, at the option of the Holder thereof or, with respect to any Bonds represented by a Global Bond, through the Holder thereof by any person owning a beneficial interest therein, at any time during the Conversion Period.

                  (b) Conversion Ratio. The number of Conversion Shares to be issued on conversion of a Bond will be determined by dividing the principal amount of the Bond to be converted (translated into Won at the exchange rate (maemaegijunyul) between the U.S. Dollars and Korean Won as announced by the Korean Financial Telecommunications & Clearing Institute at the close of business of June 14, 1999, Seoul time, to be applicable as the basic rate for the open of business of June 15, 1999, Seoul time) by the Conversion Price in effect on the Conversion Date.

                  (c) Fractions of Conversion Shares. If more than one Bond is deposited for conversion at any one time by the same Holder and with the same Conversion Agent and in circumstances where the Conversion Shares issuable on conversion of the Bonds are to be registered in the same name(s), the number of Conversion Shares to be issued on conversion of the Bonds will be calculated on the basis of the aggregate principal amount of Bonds to be converted. Fractions of Conversion Shares will not be issued on conversion and no cash adjustments will be made in respect of any such fraction. However, in the event there is a consolidation or reclassification of Shares by operation of law or otherwise occurring after the Closing Date that reduces the number of Shares outstanding, the Bank shall pay in cash the portion of the principal amount of the Bond or Bonds to be converted that corresponds to any fraction of a Conversion Share not issued, if such portion of such principal amount exceeds U.S.$10.00.

                  (d) Conversion Price. The price at which Bonds may be converted into Conversion Shares shall initially be Won 14,200 per Share, as adjusted in the manner provided in this Indenture (the "Conversion Price").

SECTION 1302. Conversion Procedures.

                  (a) Conversion Notice. To exercise the Conversion Right attaching to any Bond, the Holder or, with respect to any Bonds represented by a Global Bond, any person owning a beneficial interest therein must complete, execute and deposit at such Holder's or beneficial owner's own expense during the Conversion Period during normal business hours on any Business Day in the place at the specified office of any Conversion Agent a notice of conversion substantially in the form set forth in Section 205 (a "Conversion Notice") in duplicate, which form shall be obtainable from the specified office of each Conversion Agent, together with the relevant Certificate (other than a Global Bond Certificate) and must pay any amount required to be paid by the Holder or beneficial owner pursuant to Section 1302(b).

                  (b) Taxes and Duties. A converting Holder or beneficial owner of Bonds must pay to the applicable Conversion Agent all stamp, issue, registration, excise or similar taxes or duties or transfer costs (if any) arising in connection with the conversion of a Bond in the country of the Conversion Agent with which the Conversion Notice and Certificate is deposited, or payable in any jurisdiction (other than Korea) consequent upon the issue or delivery of Conversion Shares or any other securities, property or cash before the Bank shall be obliged to issue or deliver the same. The Bank will pay all other expenses (including all stamp, issue, registration, excise or similar taxes or duties or transfer costs payable in Korea) arising solely on the conversion of Bonds and the issue of Conversion Shares pursuant thereto (including the charges of any Agent or the Registrar).

                  A Certificate and/or Conversion Notice deposited with a Conversion Agent outside normal business hours or on a day which is not a Business Day at the place of the specified office of such Conversion Agent shall for all purposes be deemed to have been deposited with such Conversion Agent during normal business hours on the next such Business Day.

                  Once deposited, a Conversion Notice and the relevant Certificate or Certificates in respect of which Conversion Rights are exercised may not be withdrawn without consent in writing of the Bank.

                  (c) Registration and Delivery of Shares. With effect from the Conversion Date, the Bank will deem the converting Holder to have become the holder of record of the number of Conversion Shares to be issued on such conversion (disregarding any retroactive adjustment of the Conversion Price referred to below prior to the time such retroactive adjustment shall have become effective). Thereafter the Bank will, subject to any applicable limitations then imposed by Korean laws and regulations, according to the request made in the relevant Conversion Notice, as soon as practicable, and in any event within 21 days after the Conversion Date, (i) deliver or cause to be delivered to the order of the person named for that purpose in the relevant Conversion Notice or make available or cause to be made available at the specified office in Seoul for the time being of the Bank a certificate or certificates for the relevant Conversion Shares registered in the name of the converting Holder or, in cases permitted under Korean law, any other person specified for that purpose in the relevant Conversion Notice, together with any other securities, property or cash required to be delivered upon conversion and such assignments and other documents (if any) as may be required by law to effect the delivery thereof, or (ii) register Korea Securities Depository (or its successor organization) as holder of the relevant number of Conversion Shares in the Bank's shareholders' register and cause Korea Securities Depository (or its successor organization) to credit such Conversion Shares to the deposit account of the custodian designated by the converting Holder in the relevant Conversion Notice and to deliver or cause to be delivered to the order of the converting Holder at such specified office of the Bank any such other securities, property, cash, assignments and documents.

                  The Bank shall not close its register of shareholders unless, under Korean law as then in effect, Bonds may be converted legally and the Conversion Shares issued upon conversion thereof may be transferred at all times during the period of such closure.

                  Bonds, the Conversion Right of which has been duly exercised and discharged, shall be canceled and the Holder's name shall be removed from the Bond Register on the relevant Conversion Date with respect to the Conversion Shares issued.

                  (d) Retroactive and Other Adjustments. If the Conversion Date in respect of any Conversion Shares issued upon the exercise of Conversion Rights pursuant to Section 1301 shall be on or after a date on which an adjustment to the Conversion Price takes effect (retroactively or otherwise) pursuant to any of the provisions referred to in Sections 1303 and 1307 and the Conversion Date in respect of such exercise falls on a date when such adjustment has not yet been reflected in the current Conversion Price, the Bank shall procure that the provisions of Section 1302(c) shall be applied, mutatis mutandis, to such number of Conversion Shares as is equal to the excess of the number of Conversion Shares which would have been required to be issued on conversion of such Bonds if such adjustment had been given effect as at such Conversion Date over the number of Conversion Shares issuable on such conversion without otherwise having given effect to such adjustment.

                  (e) Dividends Accrued. Any dividend on the Conversion Shares issued on conversion of any Bonds with respect to the Dividend Accrual Period during which the relevant Conversion Date falls will be paid with respect to the full Dividend Accrual Period on the basis that the conversion took effect at the beginning of such Dividend Accrual Period. The Conversion Shares issued upon conversion of the Bonds will in all other respects rank pari passu with the Conversion Shares outstanding on the relevant Conversion Date as if the Conversion Shares issued on conversion had been issued and outstanding on such date (except for any right the record date for which precedes such Conversion Date and any other right excluded by mandatory provisions of applicable law).

                  (f) Interest Accrued. No payment or adjustment will be made on conversion for any interest accrued on any converted Bonds since the Interest Payment Date last preceding the relevant Conversion Date, or if the Bonds are converted before the First Interest Payment Date, the Closing Date.

SECTION 1303. Adjustment of Conversion Price.

                  The Conversion Price shall be subject to adjustment as follows:

                  (a) Free Distributions of Shares, Sub-divisions, Consolidations and Reclassifications.

                  (i) If the Bank shall (1) make a free distribution of Shares,
         (2) sub-divide its outstanding Shares, (3) consolidate its outstanding Shares into a smaller number of Shares, or (4) reclassify any of its Shares into other securities of the Bank, then the Conversion Price shall be appropriately adjusted so that the Holder of any Bond, the Conversion Date in respect of which occurs after the coming into effect of the adjustment described in this paragraph (a), shall be entitled to receive the number of Shares and/or other securities of the Bank which it would have held or would have been entitled to receive after the happening of any of the events described above had such Bond been converted immediately prior to the happening of such event (or, if the Bank has fixed a prior record date for the determination of shareholders entitled to receive any such free distribution of Shares or other securities issued upon any such sub-division, consolidation or re-classification, immediately prior to such record date), but without prejudice to the effect of any other adjustment to the Conversion Price made with effect from the date of the happening of such event (or such record date) or at any time thereafter.

                  (ii) An adjustment made pursuant to this paragraph (a) shall become effective immediately on the relevant event referred to above becoming effective or, if a record date is fixed therefor, immediately after such record date; provided that in the case of a free distribution of Shares which must, under applicable Korean law, be submitted for approval to a general meeting of shareholders or be approved by a meeting of the Board of Directors of the Bank before being legally paid or made, and which is so approved after the record date fixed for the determination of shareholders entitled to receive such distribution, such adjustment shall, immediately after such approval being given by such meeting, become effective retroactively to immediately after such record date.

                  (iii) The reclassification of Shares into securities other than Shares (other than any reclassification upon a consolidation or merger to which Section 1307 applies) shall be deemed to involve (1) a distribution of such securities other than Shares to all holders of Shares and (2) a subdivision or combination, as the case may be, of the number of Shares outstanding immediately prior to such reclassification into the number of Shares outstanding immediately thereafter.

                  (iv) If the Bank shall make a free distribution of Shares, which distribution is to be made to shareholders of the Bank as of a record date which is also:

                  (1) the record date for the issue of any options, rights or warrants which requires an adjustment of the Conversion Price pursuant to paragraph (c) below; or

                  (2) the day immediately prior to the date of issue of any Shares or any securities convertible into or exchangeable for Shares or options, rights or warrants which requires an adjustment of the Conversion Price pursuant to paragraph (e) below, then (except where such distribution gives rise to a retroactive adjustment of the Conversion Price under (ii) of this paragraph (a)) no adjustment of the Conversion Price in respect of such distribution shall be made under this paragraph (a), but in lieu thereof an adjustment shall be made under paragraph
(c) or (e) below (as the case may require) by including in the denominator of the fraction described therein the aggregate number of Shares to be issued pursuant to such distribution.

                  (b) Share Dividends. If the Bank shall declare a dividend in Shares, then the Conversion Price in effect on the date when such dividend is declared (or, if the Bank has fixed a prior record date for the determination of shareholders entitled to receive such dividend, on such record date) shall be adjusted in accordance with the following formula:

         NCP = OCP x [(N + y) / (N + n)]

where:
NCP            =     the Conversion Price after such adjustment.

OCP            =     the Conversion Price before adjustment.

N   =          =     the number of Shares outstanding (having regard to
               paragraph (g) below) at the time of declaration of such dividend (or at the close of business in Seoul on such record date, as the case may be).

n              =     the number of Shares to be distributed to the shareholders as a dividend.

y              =     the number of Shares which the aggregate par value of such
               Shares to be distributed to the shareholders as a dividend, would purchase at the Current Market Price Per Share (as defined in paragraph (h) below).

                  Such adjustment shall become effective as provided with respect to paragraph (a)(ii) above; provided, that in the case of a dividend in Shares which must, under applicable Korean law, be submitted for approval to a general meeting of shareholders or be approved by a meeting of the Board of Directors of the Bank before being legally paid, and which is so approved after the record date fixed for the determination of shareholders entitled to receive such dividend, such adjustment shall, immediately after such approval being given by such meeting, become effective retroactively to immediately after such record date.

                  If the Bank shall declare and pay a dividend in Shares, which dividend is to be paid or made to shareholders of the Bank as of a record date which is also:

                  (1) the record date for the issue of any options, rights or warrants which requires an adjustment of the Conversion Price pursuant to paragraph (c) below; or

                  (2) the day immediately prior to the date of issue of any Shares or any securities convertible into or exchangeable for Shares or options, rights or warrants which requires an adjustment of the Conversion Price pursuant to paragraph (e) below, then (except where such dividend gives rise to a retroactive adjustment of the Conversion Price under paragraph (a)(ii) above) no adjustment of the Conversion Price in respect of such dividend shall be made under this paragraph (b), but in lieu thereof an adjustment shall be made under paragraph (c) or (e) below (as the case may require) by including in the denominator of the fraction described therein the aggregate number of Shares to be issued pursuant to such dividend and including in the numerator of the fraction described therein the number of Shares which the aggregate par value of Shares to be so distributed would purchase at the Current Market Price Per Share (as defined in paragraph (h) below).

                  (c) Issues of Options, Rights or Warrants to Buy Shares. If the Bank shall grant, issue or offer to the holders of Shares options, rights or warrants entitling them to subscribe for or purchase Shares or any securities convertible into or exchangeable for Shares or any securities that carry rights to subscribe for or purchase Shares, at a consideration per Share receivable by the Bank (determined as provided in paragraph (f) below) which is fixed:

                  (i) on or prior to the record date mentioned below and is less than the Current Market Price Per Share (as defined in paragraph (h) below) at such record date; or

                  (ii) after the record date mentioned below and is less than the Current Market Price Per Share on the date the Bank fixes the said consideration,

(other than any such rights or warrants granted, issued or offered to and accepted by existing employees of the Bank in accordance with mandatory provisions of Korean law) then the Conversion Price in effect (in a case within
(i) above) on the record date for the determination of shareholders entitled to receive such options, rights or warrants or (in a case within (ii) above) on the date the Bank fixes the said consideration shall be adjusted in accordance with the following formula:

         NCP = OCP x [(N + v) : (N + n)]

where:

NCP and OCP have the meanings ascribed thereto in paragraph (b) above and:

N              = the number of Shares outstanding (having regard to paragraph
               (g) below) at the close of business in Seoul (in a case within
               (i) above) on such record date or (in a case within (ii) above) on the date the Bank fixes the said consideration.

n = the number of Shares initially to be issued upon exercise of such options, rights or warrants and/or conversion or exchange of such convertible or exchangeable securities at the said consideration.

v = the number of Shares which the aggregate consideration receivable by the Bank (determined as provided in paragraph (f) below) would purchase at such Current Market Price Per Share specified in (i) or, as the case may be, (ii) above.

                  Such adjustment shall become effective (in a case within (i) above) immediately after the record date for the determination of holders of Shares entitled to receive such options, rights or warrants or (in a case within (ii) above) immediately after the Bank fixes the said consideration but retroactively to immediately after the record date for the said determination.

                  If, in connection with a grant, issue or offer to the holders of Shares of options, rights or warrants entitling them to subscribe for or purchase Shares or securities convertible into or exchangeable for Shares, any such Shares or any such securities which are not subscribed for or purchased by the persons entitled thereto are offered to and/or subscribed by others (whether as placees or members of the public or pursuant to underwriting agreements or otherwise), no further adjustments shall be required or made to the Conversion Price by reason of such offer and/or subscription and/or, as the case may be, the conversion or exchange of such securities.

                  (d) Distributions of Indebtedness, etc. If the Bank shall distribute to the holders of Shares assets (other than cash), evidences of its indebtedness, shares of capital stock of the Bank (other than Shares), or options, rights or warrants to subscribe for or purchase shares or securities (excluding those options, rights and warrants referred to in paragraph (c) above and any rights or warrants granted, issued or offered to and accepted by existing employees of the Bank in accordance with mandatory provisions of Korean law), then the Conversion Price in effect on the record date for the determination of shareholders entitled to receive such distribution shall be adjusted in accordance with the following formula:


           NCP = OCP x [(CMP - fmv) : CMP]


where:

NCP and OCP have the meanings ascribed thereto in paragraph (b) above and:


CMP            =        the Current Market Price Per Share on the record date
               for the determination of shareholders entitled to receive such distribution.

fmv = the fair market value in Won (as determined by Board Resolution of the Bank or, if such determination is to be made by application to a court of competent jurisdiction, as determined by such court or by an appraiser appointed by such court) of the portion of the assets, evidences of indebtedness, shares, options, rights or warrants so distributed applicable to one Share.

                  In making a determination of the fair market value of any such options, rights or warrants, the Bank shall consult one or more leading independent securities companies or banks in Korea selected by the Bank and shall give appropriate consideration to the advice received from such companies or banks. If the Board of Directors determines the fair market value of any distribution for purposes of this paragraph (d) by reference to the actual or when issued trading market for any securities comprising such distribution, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price Per Share.

                  Such adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution; provided that (i) in the case of such a distribution which must, under applicable Korean law, be submitted for approval to a general meeting of shareholders or be approved by a meeting of the Board of Directors of the Bank before such distribution may legally be made and is so approved after the record date fixed for the determination of shareholders entitled to receive such distribution, such adjustment shall, immediately upon such approval being given by such meeting, become effective retroactively to immediately after such record date and (ii) if the fair market value of the evidences of indebtedness, shares, assets, rights or warrants so distributed cannot be determined until after the record date fixed for the determination of holders of Shares entitled to receive such distribution, such adjustment shall, immediately upon such fair market value being determined, become effective retroactively to immediately after such record date.

                  (e) Issues of Shares or Convertible or Exchangeable Securities or Options, Rights or Warrants for Shares or Convertible or Exchangeable Securities Other than to Shareholders. If the Bank shall grant, issue or offer
(i) any Shares (other than Shares issued (A) on conversion or exchange of the Bonds, the IFC Debt or any other convertible or exchangeable securities issued by the Bank except the Preferred Shares, (B) on exercise of any options, rights or warrants granted, issued or offered by the Bank, (C) in any of the circumstances described in paragraph (a) or (b) above or (D) to shareholders of any corporation which merges into the Bank, in proportion to their shareholding in such corporation immediately prior to such merger, upon such merger), (ii)
(A) any securities convertible into or exchangeable for Shares or (B) options, rights or warrants (to the extent they are taken up) to subscribe for or purchase Shares or (C) securities convertible into or exchangeable for, or which carry rights to subscribe for or purchase, Shares (other than the Bonds or in any of the circumstances described in paragraph (c) above), in the case of each of (i) and (ii) at a consideration per Share receivable by the Bank (determined as provided in paragraph (f) below) which is less than the Current Market Price Per Share (as defined in paragraph (h) below) on the date in Seoul on which the Bank fixes the said consideration (or, if the issue of such securities is subject to approval by a general meeting of shareholders, on the date on which the Board of Directors of the Bank fixes the consideration to be recommended at such meeting), then the Conversion Price in effect immediately prior to the issue of such securities shall be adjusted in accordance with the following formula:


                NCP = OCP x [(N + v) : (N + n)]


where:

NCP and OCP have the meanings ascribed thereto in paragraph (b) above and:


N              = the number of Shares outstanding (having regard to paragraph
               (g) below) at the close of business in Seoul on the day immediately prior to the date of such issue.

n = the number of Shares to be issued (upon exercise of such rights or warrants and/or conversion or exchange of such convertible or exchangeable securities at the said consideration, as the case may be).

v = the number of Shares which the aggregate consideration receivable by the Bank (determined as provided in paragraph
               (f) below) would purchase at such Current Market Price Per
               Share;

provided, however, that:

                  (x) any such grant, issue or offer made to any director, officer or employee of the Bank as part of his compensation shall not result in the adjustment of the Conversion Price to the extent that the number of Shares so issued or that may be issued as a result of the conversion, exchange or exercise of such convertible or exchangeable securities or such options, rights or warrants so granted, issued or offered, together with the total number of Shares issued to such directors, officers and employees and that may be issued (on conversion, exchange or exercise) as a result of all such grants, issues and offers to such directors, officers and employees subsequent to the Closing Date, does not exceed 5% of the total number of Shares issued and outstanding immediately prior to such grant, issue or offer; and

                  (y) to the extent that any issuance of Shares is made to a Holder on conversion of Preferred Shares, such issuance of Shares to such Holder shall not result in the adjustment of the Conversion Price in respect of these Bonds held by such Holder at the time of such issuance.

                  Such adjustment shall become effective as of the calendar day in Seoul corresponding to the calendar day at the place of issue on which such securities are issued.

                  (f) Determination of Consideration. For the purposes of any calculation of the consideration receivable by the Bank pursuant to paragraphs
(c) and (e) above, the following provisions shall be applicable:

                  (i) in the case of the issue of Shares for cash, the consideration shall be the amount of such cash; provided that in no such case shall any deduction be made for any commissions or any expenses paid or incurred by the Bank for any underwriting of the issue or otherwise in connection therewith;

                  (ii) in the case of the issue of Shares for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors of the Bank (and in making such determination the Bank shall consult one or more leading independent securities companies or banks in Korea selected by the Bank and shall give appropriate consideration to the advice received from such companies or banks) or, if such determination is to be made by application to a court of competent jurisdiction, as determined by such court or an appraiser appointed by such court, irrespective of the accounting treatment thereof;

                  (iii) in the case of the issue (whether initially or upon the exercise of options, rights or warrants) of securities convertible into or exchangeable for Shares, the aggregate consideration receivable by the Bank shall be deemed to be the consideration received by the Bank for such securities and (if applicable) options, rights or warrants plus the additional consideration (if any) to be received by the Bank upon (and assuming) the conversion or exchange of such securities at the initial conversion or exchange price or rate and (if applicable) the exercise of such rights or warrants at the initial subscription or purchase price (the consideration in each case to be determined in the same manner as provided in sub-paragraphs (i) and (ii) above) and the consideration per share receivable by the Bank shall be such aggregate consideration divided by the number of Shares to be issued upon (and assuming) such conversion or exchange at the initial conversion or exchange price or rate and (if applicable) the exercise of such rights or warrants at the initial subscription or purchase price;

                  (iv) in the case of the issue of options, rights or warrants to subscribe for or purchase Shares, the aggregate consideration receivable by the Bank shall be deemed to be the consideration received by the Bank for any such options, rights or warrants plus the additional consideration to be received by the Bank upon (and assuming) the exercise of such options, rights or warrants at the initial subscription or purchase price (the consideration in each case to be determined in the same manner as provided in sub-paragraphs (i) and
         (ii) above) and the consideration per Share receivable by the Bank shall be such aggregate consideration divided by the number of Shares to be issued upon (and assuming) the exercise of such options, rights or warrants at the initial subscription or purchase price; and

                  (v) in the case of the issuance of Shares upon conversion of the Preferred Shares, the aggregate consideration receivable by the Bank shall be the aggregate par value of such Preferred Shares (it being understood that if the Bank holds the Preferred Shares at the time of their conversion into Shares, then there shall not be any adjustment of the Conversion Price, although the subsequent sale of such Shares by the Bank shall be deemed an issuance of Shares by the Bank subject to paragraph (e) and clause (i) or (ii), as applicable, of this paragraph (f)).

                  (g) Shares Deemed Outstanding. If, at the time of computing an adjustment (the "later adjustment") of the Conversion Price pursuant to paragraph (c) above, the Conversion Price already incorporates an adjustment made (or taken or to be taken into account) to reflect an issue of Shares or of securities convertible into or exchangeable for Shares or of options, rights or warrants to subscribe for or purchase Shares or securities, to the extent that the number of such Shares taken into account for the purposes of calculating such adjustment exceeds the number of such Shares in issue at the time relevant for ascertaining the number of outstanding Shares for the purposes of computing the later adjustment, such Shares shall be deemed to be outstanding for the purposes of making such computation.

                  (h) Current Market Price. For the purpose of any computation under paragraphs (b), (c), (d) or (e) of this Section 1303, the Current Market Price Per Share of Shares on any date shall mean the average of the Market Prices for the five consecutive Trading Days selected by the Bank commencing not more than 20 Trading Days before, and ending not later than, the earlier of the date in question and the day before the "ex" date with respect to the issuance or distribution requiring such computation. For purposes of this paragraph, the term "`ex' date", when used with respect to any issuance or distribution, means the first date on which the Shares trade in a regular way on the Korea Stock Exchange or such other applicable securities exchange or in any applicable securities market without the right to receive such issuance or distribution. The term "Market Price" for any Trading Day means the closing sales price of the Shares on the Korea Stock Exchange on such day or, if no reported sales takes place on such day, the average of the reported closing bid and offered prices in either case as reported by the Korea Stock Exchange for such day or, if the Shares are not on such day listed or admitted to trading on the Korea Stock Exchange, the average of the closing bid and offered prices of the Shares for such day as furnished by a leading independent member firm of the Korea Stock Exchange selected from time to time by the Bank for the purpose. The term "Trading Day" means a day when the Korea Stock Exchange is open for business.

                  (i) Minimum Adjustments. No adjustment in the Conversion Price shall be made where such adjustment (rounded down, if applicable) would be less than Won 100; provided, however, that any adjustment which by reason of this paragraph (i) is not required to be made shall be carried forward and taken into account in any subsequent adjustment.

                  (j) Temporary Conversion Price Reduction. The Bank, in its sole discretion, from time to time may reduce the Conversion Price by any amount for any period of time, provided that the reduction is effective for at least 20 days and that the reduction is irrevocable during such period. Notwithstanding
Section 1304, whenever the Conversion Price is reduced pursuant to this paragraph (j), the Bank shall give notice of the reduction to the Holders of the Bonds in accordance with Section 106 at least 15 days before the date the reduced Conversion Price takes effect. The notice shall state the reduced Conversion Price and the period it will be in effect. After the expiration of any such period, the Conversion Price shall revert to the price immediately preceding such reduction.

                  (k) No Reduction Below Par Value. Notwithstanding anything contained in this Indenture to the contrary, in no event shall the Conversion Price be reduced below the par value of the Shares as a result of any adjustment pursuant to this Section 1303 and the Bank covenants not to take any action which would otherwise reduce the Conversion Price below the par value of the Shares, unless, in each case, under applicable law then in effect, Bonds could be converted at such reduced Conversion Price into legally issued, fully-paid, non-assessable Shares.

SECTION 1304. Notice of Adjustments of Conversion Price.

                  Whenever the Conversion Price is adjusted as herein provided:

                  (a) the Bank shall compute the adjusted Conversion Price in accordance with Section 1303 and shall prepare an Officer's Certificate setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed at each office or agency maintained for the purpose of conversion of Bonds pursuant to Section 1002 and with the Trustee; and

                  (b) a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall forthwith be required, and as soon as practicable after it is required, such notice shall be given by the Bank to all Holders in the manner set forth in Section 106, and, so long as the Bonds are listed by the Bank on the London Stock Exchange (or the Luxembourg Stock Exchange) and the London Stock Exchange (or the Luxembourg Stock Exchange) so requires, to the London Stock Exchange (or the Luxembourg Stock Exchange) and to the Paying Agent at its specified office in London (or Luxembourg).

SECTION 1305. Notice of Certain Corporate Actions.

                  In case:

                  (a) the Bank shall declare a dividend (or any other distribution) on its Shares payable otherwise than in cash out of its retained earnings; or

                  (b) the Bank shall authorize the granting to the holders of its Shares of options, rights, or warrants to subscribe for or purchase any shares in the authorized capital of any class or of any other rights; or

                  (c) of any reclassification of the Shares of the Bank (other than a subdivision or combination of its outstanding Shares), or of any consolidation, merger or share exchange to which the Bank is a party and for which approval of any shareholders of the Bank is required, or of any tender or exchange offer by the Bank or any Subsidiary for all or any of the Shares, or of the conveyance, lease, sale or transfer of all or substantially all of the assets of the Bank; or

                  (d) of a voluntary or involuntary dissolution, liquidation or winding up of the Bank;

the Bank shall cause to be filed with the Trustee, and shall cause to be given to all Holders in the manner set forth in Section 106, at least 20 days (or 10 days in any case specified in clause (a) or (b) above) prior to the applicable record date (or, in the case of clause (a) or (b) above, date of submission to a meeting of shareholders or directors of the Bank for their approval, if such approval is required), a notice stating (i) the date on which a record is to be taken for the purpose of such dividend, distribution, rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Shares of record to be entitled to such dividend, distribution, rights, options or warrants are to be determined, or (ii) the date on which such reclassification, consolidation, merger, share exchange, tender or exchange offer, conveyance, lease, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Shares of record shall be entitled to exchange their Shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, share exchange, tender or exchange offer, conveyance, lease, sale, transfer, dissolution, liquidation or winding up. If at any time the Trustee shall not be the Conversion Agent, a copy of such notice shall also forthwith be filed by the Bank with the Trustee.

SECTION 1306. Reserved.

SECTION 1307. Provisions in Case of Consolidation, Merger or Sale of Assets.

                  In case of any consolidation of the Bank with, or merger of the Bank into, any other Person, or any merger or consolidation of another Person into the Bank (other than a merger in which the Bank is the continuing corporation or a consolidation or merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding Shares) or any sale, transfer or lease of all, or substantially all, of the properties or assets of the Bank, the Person resulting from such consolidation or merger, or which acquires, transfers or leases such properties or assets of the Bank, as the case may be, shall execute and deliver to the Trustee a supplemental indenture as provided in Article Nine providing that the Holder of each Bond then Outstanding shall have the right thereafter, during the Conversion Period, to convert such Bond only into the kind and amount of shares and other securities, cash and other property receivable upon such consolidation, merger, sale, transfer or lease by a holder of the number of Shares into which such Bond might have been converted immediately prior to such consolidation, merger, sale, transfer or lease, assuming such holder of Shares is not a Person with which the Bank consolidated or into which the Bank merged or which merged into the Bank, or to which such sale, transfer or lease was made, as the case may be (a "Constituent Person"), or an Affiliate of a Constituent Person, and failed to exercise his right of election, if any, as to the kind or amount of shares or other securities, cash or other property receivable upon such consolidation, merger, sale, transfer or lease (provided that if the kind or amount of shares or other securities, cash and other property receivable upon such consolidation, merger, sale, transfer or lease is not the same for each Share in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this Section the kind and amount of shares or other securities, cash and other property receivable upon such consolidation, merger, sale, transfer or lease by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such supplemental indenture shall provide for adjustments which, for events subsequent to the effective date of such supplemental indenture, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article. The above provisions of this Section shall similarly apply to successive consolidations, mergers, sales, transfers or leases.

SECTION 1308. Trustee Adjustment Disclaimer.

                  The Trustee has no duty to determine when an adjustment under this Article Thirteen should be made, how it should be made or what it should be. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Bonds. The Trustee shall not be responsible for the Bank's failure to comply with this Article Thirteen. Each Conversion Agent (other than the Bank or an Affiliate of the Bank) shall have the same protection under this Section 1308 as the Trustee.

                                ARTICLE FOURTEEN

                          Meetings of Holders of Bonds

SECTION 1401. Purposes for Which Meetings May Be Called.

                  A meeting of Holders of Bonds may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, election, waiver or other action provided by this Indenture to be made, given or taken by Holders of Bonds and otherwise to consider any matter affecting the interests of Holders of Bonds.

SECTION 1402. Call, Notice and Place of Meetings.

                  The Trustee may at any time call a meeting of Holders of Bonds for any purpose specified in Section 1401, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of Holders of Bonds, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 106, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

                  In case at any time the Bank or the Holders of at least one third in principal amount of the Outstanding Bonds shall have requested the Trustee to call a meeting of the Holders of Bonds for any purpose specified in
Section 1401, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have given notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Bank or the Holders of Bonds in the amount above specified, as the case may be, may determine the time and the place for such meeting and may call such meeting for such purposes by giving notice thereof to the Trustee and as provided in the immediately preceding paragraph.

SECTION 1403. Persons Entitled to Vote at Meetings.

                  To be entitled to vote at any meeting of Holders of Bonds, a Person shall be (1) a Holder of one or more Outstanding Bonds, or (2) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Bonds by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel, and representatives of the Trustee and its counsel and any representatives of the Bank and its counsel; provided, however, that the Trustee may allow a person with a beneficial interest in the Bonds in respect of which the Certificates for the Global Bonds have been issued to attend and speak at a meeting of Holders on appropriate proof of such person's identity of interest.

SECTION 1404. Quorum; Action.

                  One or more Persons entitled to vote a majority in principal amount of the Outstanding Bonds shall constitute a quorum, provided, however, that for the purposes of the proviso in Section 902, a special quorum constituting one or more Persons entitled to vote not less than two-thirds in principal amount of the Outstanding Bonds shall be required.

                  In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 1402, except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage of the principal amount of the Outstanding Bonds which shall constitute a quorum. Any Holder who has executed an instrument in writing appointing a person as proxy shall be deemed to be present for the purposes of determining a quorum and be deemed to have voted; provided that such Holder shall be considered as present or voting only with respect to the matters covered by such instrument in writing (which may include authorization to vote on any other matters as may come before the meeting).

                  Subject to the foregoing, at the reconvening of any meeting adjourned for a lack of a quorum the Persons entitled to vote 25%, and in the case of a special quorum, one-third, in principal amount of the Outstanding Bonds at the time shall constitute a quorum for the taking of any action set forth in the notice of the original meeting.

                  Except as limited by the proviso to Section 902, any modifications, amendments or waivers to this Indenture or the terms and conditions of the Bonds, and the adoption of any resolution of the Holders as provided in this Indenture, shall require the lesser of (i) the written consent of the Holders of a majority in principal amount of the Outstanding Bonds or
(ii) the approval of Persons entitled to vote a majority of the principal amount of such Bonds represented and voting at a meeting of the Holders duly called in accordance with the provisions hereof and at which a quorum is present.

                  Any modification, amendment or waiver approved in accordance with the provisions of the next preceding paragraph shall be binding on all the Holders of Bonds, whether or not present or represented at the meeting.

SECTION 1405. Determination of Voting Rights; Conduct and Adjournment of
              Meetings.

                  Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Bonds in regard to proof of the holding of Bonds and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Bonds shall be proved in the manner specified in Section 104 and the appointment of any proxy shall be proved in the manner specified in Section 104 or by having the signature of the person executing the proxy witnessed or guaranteed by any trust company, bank or banker to certify to the holding of Bonds. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 104 or other proof.

                  The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Bank or by Holders of Bonds as provided in Section 1402, in which case the Bank or the Holders of Bonds calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Bonds represented at the meeting.

                  At any meeting each Holder of a Bond or proxy shall be entitled to one vote for each U.S.$5,000 principal amount of Bonds held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Bond challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Bond or proxy.

                  Any meeting of Holders of Bonds duly called pursuant to
Section 1402 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Bonds represented at the meeting; and the meeting may be held as so adjourned without further notice (except, so long as the Bonds are listed on the London Stock Exchange or the Luxembourg Stock Exchange, as may be required under the regulations of the London Stock Exchange or the Luxembourg Stock Exchange).

SECTION 1406. Counting Votes and Recording Action of Meetings.

                  The vote upon any resolution submitted to any meeting of Holders of Bonds shall be by written ballots on which shall be subscribed the signatures of the Holders of Bonds or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Bonds held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders of Bonds shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 1402 and, if applicable, Section 1404. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Bank and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.


                              --------------------

                  This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.

                                           KOOKMIN BANK


                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                           THE BANK OF NEW YORK,
                                           as Trustee


                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                     Annex A

                        Terms and Conditions of the Bonds

                        TERMS AND CONDITIONS OF THE BONDS

                  This issue of U.S.$200,000,000 3.00% Subordinated Convertible Bonds Due June 14, 2005 (the "Bonds") by Kookmin Bank (the "Bank") was authorized by a resolution of the Board of Directors of the Bank adopted on May 27, 1999. The Bonds are being issued pursuant to an indenture dated as of June 14, 1999 (the "Indenture") between the Bank and The Bank of New York (the "Trustee", which term shall, where the context so permits, include all other persons or companies acting as trustee or trustees under the Indenture) as trustee for the holders of the Bonds. The Bank is entering into a paying and conversion agency agreement dated as of June 14, 1999 (the "Agency Agreement") by and among the Trustee, the Conversion Agents, the Paying Agents, the Registrar and the Transfer Agents (all referred to below) relating to the Bonds. The statements in these terms and conditions of the Bonds (the "Conditions") include summaries of, and are subject to, the detailed provisions of, the Indenture (including the definitions used therein). The Bondholders are entitled to the benefit of the Indenture and are bound by, and are deemed to have notice of, all the provisions of the Indenture and the Agency Agreement. In the event of any inconsistency between the terms of the Indenture and these Conditions or between the terms of the Indenture and the Agency Agreement, the terms of the Indenture shall govern. Copies of the Indenture and of the Agency Agreement are available for inspection by Bondholders at the principal corporate trust office of the Trustee being at the date hereof at 101 Barclay Street, New York, New York 10286 U.S.A., and at the specified offices of the Paying Agents, the Conversion Agents and the Transfer Agents.

         1.   Status

                  The Bonds constitute direct, unconditional, subordinated and unsecured obligations of the Bank and shall at all times rank pari passu and without any preference or priority among themselves and at least equally with all other present and future subordinated, unsecured obligations of the Bank, except as may be required by mandatory provisions of law.

         2.   Form, Denomination and Title

(A) Form and Denomination: The Bonds will be issuable only in registered form without coupons and only in denominations of U.S.$5,000 and any integral multiple thereof. A Certificate (as defined below) will be issued to each Bondholder in respect of its registered holding of Bonds. Each Bond and each Certificate will have an identifying number which will be recorded on the relevant Certificate and in the register of Bondholders (the "Bond Register") which the Bank will procure to be kept by the registrar appointed pursuant to the Agency Agreement (the "Registrar").

(B) Title: The Bonds will be registered instruments, title to which will pass only by registration in the Bond Register. The registered holder of any Bond will be treated as the owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any interest or any writing on, or the theft or loss of, the Certificate issued in respect of it), and none of the Bank nor the Trustee nor any agent thereof shall be affected by notice to the contrary. In these Conditions, "Bondholder" and (in relation to a Bond) "holder" means the persons in whose name a Bond is registered on the Bond Register. "Certificate" means a certificate issued in respect of the Regulation S Global Bond or the Restricted Global Bond (the "Global Bonds") or individual definitive Bonds.

         3.   Negative Covenants; Certain Definitions

(A) Merger or Sale of Assets by the Bank: The Bank will not consolidate with or merge into any other Person (other than a merger in which the Bank is the continuing corporation) or sell, transfer or lease all or substantially all of its properties and assets to any Person unless (i) the Bank promptly notifies Bondholders of such event in the manner set forth in Condition 15 and (ii) the Person resulting from such consolidation or merger or which acquires such properties and assets, as the case may be, executes and delivers to the Trustee a supplemental indenture as provided in Article Nine of the Indenture and expressly assumes under such supplemental indenture the due and punctual payment of the principal, premium (if any) and interest on all the Bonds and the performance or observance of every covenant of the Indenture on the part of the Bank to be performed or observed.

(B)      Certain Definitions for the Purposes of the Conditions:

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Dollar" and "U.S.$" mean the lawful currency for the time being of the United States of America.

         "FSC" means the Financial Supervisory Commission of Korea.

         "IFC Debt" means the $25 million of subordinated convertible debt held by the International Finance Corporation pursuant to the Subordinated Convertible Notes Agreement, dated June 22, 1998, between the International Finance Corporation and the Bank (as successor to Korea Long Term Credit Bank, a Republic of Korea corporation that was merged with and into the Bank as of December 31, 1998).

         "Person" means any individual, corporation, partnership, joint venture, trust, limited company, unincorporated organization or government or any agency or political subdivision thereof.

         "Regulation S Global Bond" means a global bond representing Bonds sold in reliance on Regulation S under the United States Securities Act of 1933, as amended (the "Securities Act"), substantially in the form set out in Section 202(b) of the Indenture bearing the legends required by The Depository Trust Company, a New York corporation ("DTC"), but not the Rule 144A legend.

         "Restricted Global Bond" means a global bond representing Bonds sold to qualified institutional buyers in reliance on Rule 144A under the Securities Act, substantially in the form set out in Section 202(b) of the Indenture bearing the Rule 144A legend and all legends required by DTC.

         "Subsidiary" of a company means any company or other business entity of which the first company owns or controls (either directly or indirectly through one or more Subsidiaries) 50% or more of the issued share capital or other ownership interest having ordinary voting power to elect directors, managers or trustees of such company or other business entity (other than capital stock or other ownership interest or any other class or classes that have voting power upon the occurrence of any contingency), or any company or other business entity which at any time has its accounts consolidated with those of the first company, or which under Korean law, regulations or generally accepted accounting principles from time to time, should have its accounts consolidated with those of the relevant company.

         "Won" means the lawful currency for the time being of Korea.

         4.   Subordination of the Bonds

(A)      Interpretation

         In these Conditions:

   (i) a "Bankruptcy Event" shall mean a court of competent jurisdiction in the Republic of Korea having adjudicated the Bank to be bankrupt pursuant to the provisions of the Korean Bankruptcy Law or any successor legislation thereto;

   (ii) a "Foreign Event" shall mean in any jurisdiction other than the Republic of Korea, the Bank having become subject to bankruptcy, corporate reorganization or other equivalent proceedings pursuant to any applicable law of any jurisdiction other than the Republic of Korea;

   (iii) a "Reorganization Event" shall mean a court of competent jurisdiction in the Republic of Korea having ordered the commencement of a corporate reorganization proceeding with respect to the Bank pursuant to the provisions of the Korean Corporate Reorganization Law or any successor legislation thereto;

   (iv) "Senior Indebtedness of the Bank" shall mean all deposits and other liabilities of the Bank (other than (a) those which are subject to provisions equivalent to the payment conditions in paragraph (B), (C) or (D) below and (b) those which rank or are expressed to rank pari passu with or junior to the Bonds); and

   (v) a "Subordination Event" shall mean any Bankruptcy Event, Reorganization Event or Foreign Event.

(B)      Bankruptcy

                  If on or prior to the Maturity Date a Bankruptcy Event occurs and so long as it continues, any amounts which become due then or thereafter under the Bonds shall not be payable unless and until the total amount of any and all Senior Indebtedness of the Bank which is listed on the distribution list (as amended, if such be the case) for final distribution submitted to the court in the bankruptcy proceedings is paid in full or provided to be paid in full in such bankruptcy proceedings.

(C)      Corporate Reorganization

                  If on or prior to the Maturity Date a Reorganization Event occurs and so long as it continues, any amounts which become due then or thereafter under the Bonds shall not be payable unless and until the total amount of any and all Senior Indebtedness of the Bank which is listed on the reorganization plan of the Bank at the time when the court's approval of such plan becomes final and conclusive shall have been paid in full in the reorganization proceedings to the extent of the original amount thereof (without regard to any adjustment of such amount in the approved reorganization plan).

(D)      Equivalent Proceedings Outside Korea

                  If on or prior to the Maturity Date a Foreign Event occurs and so long as it continues, any amounts which become due then or thereafter under the Bonds shall only become payable upon conditions equivalent to those enumerated in paragraph (B) or (C) above having been fulfilled; provided that, notwithstanding any provision herein to the contrary, if the imposition of any such conditions is not allowed under such proceedings, any amounts which become due under the Bonds shall become payable in accordance with the terms herein provided and not subject to such conditions.

(E)      Excess Payment

                  A Bondholder by its acceptance thereof or its interest therein shall thereby agree that (i) if any payment in respect of such Bond is made to such Bondholder after the occurrence of a Subordination Event and the amount of such payment shall exceed the amount, if any, that should have been paid to such Bondholder upon the proper application of these subordination provisions, the payment of such excess amount shall be deemed null and void and such Bondholder (without any Agent having any obligation or liability with respect thereto, except that the Registrar shall return to the Bank any such excess amount which remains held by it at that time of the notice next referred to) shall be obliged to return the amount of the excess payment within ten days of receiving notice from the Bank of the excess payment and (ii) upon the occurrence of a Subordination Event and, so long as such Subordination Event continues, such Bondholder shall not exercise any right to set off any liabilities of the Bank under such Bond (except in respect of liabilities constituting Senior Indebtedness of the Bank) which become so payable on or after the date on which the Subordination Event occurs against any liabilities of such Bondholder owed to the Bank unless, until and only in such amount as the liabilities of the Bank under such Bond become payable pursuant to the proper application of these subordination provisions.

(F)      Absence of Subordination Event

                  Prior to the occurrence of a Subordination Event or after a Subordination Event shall have ceased to continue, the Bonds will rank pari passu and ratably without any preference among themselves and with all unsecured and subordinated obligations of the Bank, including those in respect of its outstanding debentures and deposits, but excluding obligations in respect of national and local taxes in the Republic of Korea (and elsewhere as applicable) and other statutory exceptions.

(G)      Incurrence of Additional Subordinated Indebtedness

                  For so long as any Bonds remain outstanding, the Bank shall not incur any indebtedness which is not subordinate to the same extent as the Bonds and which is, at the time it is incurred, treated as capital of the Bank under applicable FSC regulations and guidelines, unless provision is made such that the Bonds will thereafter be subordinated on terms no less favorable to the Bondholders than such indebtedness; provided, however, that the forgoing restriction shall not apply (i) to indebtedness the percentage of the principal amount of which will be treated as capital of the Bank under applicable FSC regulations and guidelines is less than the percentage of the principal amount of the Bonds that was treated as capital of the Bank at the time of their issuance or (ii) in the event that such change in subordination terms would result in the Bonds or such additional subordinated indebtedness not being treated as capital of the Bank.

         5.   Transfers and Exchanges of Bonds; Issue of Certificates

(A) Transfers: In the limited circumstances under which Certificates with respect to Bonds are issued, a Bond may be exchanged or transferred by delivering the Certificate issued in respect of that Bond duly endorsed, or accompanied by a form of exchange or transfer duly completed and signed, to the specified office of the Registrar or any of the other transfer agents appointed pursuant to the Agency Agreement (together, the "Transfer Agents"). The Registrar and any Transfer Agent may decline to effect any exchange or transfer of a Bond in respect of which a Conversion Notice (as defined in Condition 7(B)) has been delivered in accordance with Condition 7(B).

(B) Delivery of New Certificates: Each new Certificate to be issued on exchange or transfer of Bonds will, within three business days of receipt by the Registrar or the relevant Transfer Agent of the original Certificate and the form of transfer, be mailed at the risk of the holder entitled to the Bonds to the address specified in the form of transfer. Where some but not all the Bonds in respect of which a Certificate is issued are to be exchanged, transferred, converted or redeemed, a new Certificate in respect of the Bonds not so exchanged, transferred, converted or redeemed will, within three business days of deposit or surrender of the original Certificate with or to the Registrar or the relevant Transfer Agent, Conversion Agent or Paying Agent, be mailed at the risk of the holder of the Bonds not so exchanged, transferred, converted or redeemed to the address of such holder appearing on the Bond Register.

(C) Formalities Free of Charge: No service charge shall be made for any registration of transfer or exchange of Bonds but the Bank or any of the Transfer Agents may require payment of a sum sufficient to cover any tax or other governmental charges that may be imposed.

(D) Regulations: All transfers of Bonds and entries on the Bond Register will be made subject to the detailed regulations concerning transfer of Bonds attached as a schedule to the Agency Agreement. The regulations may be changed by the Bank with the prior written approval of the Trustee and the Registrar. A copy of the current regulations will be mailed by the Registrar to any Bondholder upon request.

         6.   Interest

                  The Bonds will bear interest from June 14, 1999 at the rate of
         3.00 per cent. per annum. Interest is payable semi-annually in arrears on June 30 and December 31 in each year (each an "Interest Payment Date"), except that (i) the first interest payment shall be made on December 31, 1999 (the "First Interest Payment Date") in respect of the period from and including June 14, 1999 to but excluding December 31, 1999 and (ii) the last interest payment shall be made on the Maturity Date in respect of the period from and including December 31, 2004 to but excluding the Maturity Date. Each Bond will cease to bear interest
         (i) when such Bond has been repaid or redeemed in accordance with these Conditions; (ii) when the date for redemption with respect to such Bond has occurred and redemption moneys and accrued interest with respect to such Bond have been deposited with the Trustee or a Paying Agent or have been segregated by the Bank and held in trust; (iii) from the date that claims on such Bond have been prescribed; (iv) with respect to the conversion of such Bond in accordance with the provisions of Condition 7, on the Interest Payment Date last preceding the relevant Conversion Date, or if such Bond was converted before the First Interest Payment Date, June 14, 1999. Notwithstanding the foregoing, if a Bond is due for redemption or repayment and upon due presentation, payment of the principal and premium (if any) is withheld or refused or default is otherwise made in respect of any such payment, interest will continue to accrue at the rate aforesaid (both after as well as before any judgment) up to but excluding the date on which payment in full of the principal thereof and premium (if any) is made or (if earlier) the day after notice is duly given to the holder of such Bond (in accordance with Condition 15) that upon further presentation of such Bond being duly made such payment will be made, provided that upon further presentation thereof being duly made such payment is in fact made. Interest on the Bonds will be calculated on the basis of a 360-day year consisting of 12 months of 30 days each and, in the case of an incomplete month, the number of days elapsed.

         7.   Conversion

(A)(i) Conversion Right and Conversion Period: Bondholders will have the right to convert their Bonds (or any portion thereof being U.S.$5,000 in principal amount or an integral multiple thereof) into Conversion Shares (as defined below) at any time during the Conversion Period referred to below. The right of a Bondholder to convert any Bond (or any such portion thereof) into Conversion Shares is called the "Conversion Right". Subject to the discussion below, the Conversion Right in respect of any Bond may be exercised, at the option of the registered holder thereof or, with respect to any Bonds represented by a Global Bond, through the registered holder by any person owning a beneficial interest therein, at any time on and after the date that is one month following June 14, 1999 up to the close of business (at the place of the office of the Conversion Agent where the Certificate (other than a Certificate issued in respect of a Global Bond) representing such Bond is deposited for conversion together with a Conversion Notice) on the date that is one month prior to the Maturity Date (or, if that is not a business day in Seoul, on the immediately preceding business day, but in no event thereafter) or, if such Bond shall have been called for redemption pursuant to Condition 9(B) or Condition 11 prior to such date, then up to the close of business (at the place aforesaid) on the date not later than 10 days prior to the date fixed for redemption thereof (the "Conversion Period").

   (ii) Conversion Price: The number of Conversion Shares to be issued upon conversion of a Bond shall be determined by dividing the principal amount of the Bond to be converted (translated into Won at the exchange rate (maemaegijunyul) between the U.S. Dollars and Korean Won as announced by the Korean Financial Telecommunications & Clearing Institute at the close of business of June 14, 1999, Seoul time, to be applicable as the basic rate for the open of business of June 15, 1999, Seoul time) by the Conversion Price (as defined below) in effect at the Conversion Date (as defined below). The "Conversion Price" will initially be Won 14,200 per Share (as defined below) but will be subject to adjustment in certain events provided in paragraph (C) of this Condition. If more than one Bond is deposited for conversion at any one time by the same holder and with the same Conversion Agent and in circumstances where the Conversion Shares issuable on conversion of the Bonds are to be registered in the same name(s), the number of Conversion Shares to be issued on conversion of the Bonds will be calculated on the basis of the aggregate principal amount of Bonds to be converted. Fractions of Conversion Shares will not be issued on conversion, and no cash adjustments will be made in respect of any such fraction. However, in the event there is a consolidation or reclassification of Shares by operation of law or otherwise occurring after June 14, 1999 that reduces the number of Shares outstanding, the Bank will pay in cash the portion of the principal amount of the Bond or Bonds to be converted that corresponds to any fraction of a Conversion Share not issued, if such portion of such principal amount exceeds U.S.$10.00.

   (iii) Revival After Default: Notwithstanding the provisions of sub-paragraph
         (i) of this paragraph (A), if the Bank shall default in making payment in full in respect of any Bond called for redemption on the date fixed for redemption or payment thereof pursuant to Condition 9(B) or Condition 11, the Conversion Right attaching to such Bond will continue to be exercisable, and the Conversion Period in respect of such Bond shall continue, up to and including the close of business (at the place where the Conversion Notice and the Certificate representing such Bond, if any, are deposited in connection with the exercise of the Conversion Right) on the date prior to the date on which the full amount payable in respect of such Bond has been duly received by the Trustee or the principal paying agent appointed pursuant to the Agency Agreement (the "Principal Paying Agent") and notice of receipt has been given to the Bondholders or, if earlier, the date that is one month prior to the Maturity Date, and notwithstanding the provisions of Conditions 7(A)(i) and 7(B)(ii), any Bonds in respect of which a Certificate and Conversion Notice were deposited for conversion prior to such date shall be converted on the Conversion Date in respect thereof notwithstanding that the notice referred to above may have been duly given before such Conversion Date or that the Conversion Period may have expired before such Conversion Date.

   (iv) Definition of Conversion Shares and Shares: As used in this Condition, the expression "Conversion Shares" means the Shares (or all other (if any) shares or stock resulting from any subdivision, consolidation or reclassification of such shares) into which the Bonds convert upon the due exercise of the Conversion Right.

         "Shares" means shares of common stock, par value Won 5,000 per share, of the Bank and shares of any class or classes resulting from any sub-division, consolidation or reclassification of such shares or into which such shares may thereafter be changed.

(B)      Procedures

  (i) Conversion Notices; Taxes and Duties: To exercise the Conversion Right attaching to any Bond, the registered holder (with respect to any Bonds represented by a Global Bond, on behalf of any person owning a beneficial interest therein) must complete, execute and deposit at such holder's or beneficial owner's own expense during the Conversion Period during normal business hours on any business day in the place at the specified office of the principal conversion agent (the "Principal Conversion Agent") or any of the other conversion agents appointed pursuant to the Agency Agreement (together, the "Conversion Agents") a notice of conversion (a "Conversion Notice") in duplicate in the form obtainable from the specified office of each Conversion Agent, together with the relevant Certificate (other than a Global Bond Certificate) and any amount required to be paid by the holder or beneficial owner pursuant to this Condition 7(B)(i).

         A converting holder or beneficial owner (through the holder) must pay to the applicable Conversion Agent all stamp, issue, registration or similar taxes or duties or transfer costs (if any) arising in connection with the conversion of a Bond in the country of the Conversion Agent with which the Conversion Notice and Certificate is deposited, or payable in any jurisdiction (other than Korea) consequent upon the issue or delivery of Conversion Shares or any other securities, property or cash before the Bank is obliged to issue or deliver the same. The Bank will pay all other expenses arising solely on conversion of the Bonds and the issue of Conversion Shares pursuant thereto (including the charges of any Agent or the Registrar).

         A Certificate and Conversion Notice once deposited may not be withdrawn without the consent in writing of the Bank. For purposes of this Condition, a "business day" in any location is a date on which commercial banks generally are open for business in such location.

   (ii) Registration and Delivery of Shares: The fifth Business Day in Seoul following the day on which a Conversion Notice has been deposited with a Conversion Agent in full compliance with the foregoing procedures is referred to herein as a "Conversion Date" (unless any amounts required to be paid under Condition 7(B)(i) have not been paid by the immediately preceding Business Day in Seoul, in which case the Business Day in Seoul after the Business Day in Seoul on which such amounts are paid shall be the "Conversion Date"). With effect from the Conversion Date, the Bank will deem the converting Bondholder to have become the holder of record of the number of Conversion Shares to be issued on such conversion (disregarding any retroactive adjustment of the Conversion Price referred to below prior to the time such retroactive adjustment shall have become effective). Thereafter the Bank will, subject to any applicable limitations then imposed by Korean laws and regulations, according to the request made in the relevant Conversion Notice, as soon as practicable, and in any event within 21 days after the Conversion Date, (x) to deliver or cause to be delivered to the order of the person named for that purpose in the relevant Conversion Notice or make available or cause to be made available at the specified office in Seoul for the time being of the Bank a certificate or certificates for the relevant Conversion Shares registered in the name of the converting Bondholder or, in cases permitted under Korean law, any other person specified for that purpose in the relevant Conversion Notice, together with any other securities, property or cash required to be delivered upon conversion and such assignments and other documents (if any) as may be required by law to effect the delivery thereof; or (y) to register Korea Securities Depository (or its successor organization) as holder of the relevant number of Conversion Shares in the Bank's shareholders' register and cause Korea Securities Depository (or its successor organization) to credit such Conversion Shares to the deposit account of the custodian designated by the converting Bondholder in the relevant Conversion Notice and to deliver or cause to be delivered to the order of the converting Bondholder at such specified office of the Transfer Agent any such other securities, property, cash, assignments and documents.

   (iii) Cancellation of Bonds; Retroactive and Other Adjustments: Bonds, the Conversion Right of which has been duly exercised and discharged, will be cancelled, and the Bondholder's name will be removed from the Bond Register on the relevant Conversion Date with respect to the Conversion Shares issued.

         If the Conversion Date in respect of any Conversion Shares issued on the exercise of Conversion Rights pursuant to Condition 7(A) is on or after a date after which an adjustment to the Conversion Price takes effect (retroactively or otherwise) pursuant to any of the provisions referred to in Condition 7(C) below and the Conversion Date in respect of such exercise falls on a date when such adjustment has not yet been reflected in the current Conversion Price, the Bank will cause the provisions of this Condition 7(B) to be applied, mutatis mutandis, to such number of Conversion Shares as is equal to the excess of the number of Conversion Shares that would have been required to be issued on conversion of such Bonds if such adjustment had been given effect as at such Conversion Date over the number of Conversion Shares issuable on such conversion without otherwise having given effect to such adjustment.

   (iv) Dividends Accrued; Interest Accrued: Any dividend on the Conversion Shares issued on conversion of any Bonds with respect to the Dividend Accrual Period during which the relevant Conversion Date falls will be paid with respect to the full Dividend Accrual Period on the basis that the conversion took effect at the beginning of such Dividend Accrual Period. "Dividend Accrual Period" means an annual period ending December 31 in any year, unless changed in accordance with the provisions of the Indenture. The Conversion Shares issued on conversion of the Bonds will in all other respects rank pari passu with the Conversion Shares outstanding on the relevant Conversion Date as if the Conversion Shares issued on conversion had been issued on such date (except for any right the record date for which precedes such Conversion Date and any other right excluded by mandatory provisions of applicable law).

         No payment or adjustment will be made on conversion for any interest accrued on any converted Bonds since the Interest Payment Date last preceding the relevant Conversion Date, or, if the Bonds are converted before the First Interest Payment Date, June 14, 1999.

(C) Adjustment of Conversion Price: The Conversion Price will be subject to adjustment in certain events set out in the Indenture, including:

   (i) any free distribution of Shares or any sub-division, consolidation or reclassification of Shares;

   (ii)  the declaration of a dividend in Shares;

   (iii) the grant, issue or offer to the holders of Shares of options, rights or warrants to subscribe for or purchase Shares at less than the then Current Market Price Per Share or to subscribe for or purchase any securities convertible into or exchangeable for, or securities which carry rights to subscribe for or purchase, Shares at less than the then Current Market Price Per Share (other than any rights or warrants granted, issued or offered to and accepted by existing employees of the Bank in accordance with mandatory provisions of Korean law);

   (iv) the distribution to the holders of Shares of assets (other than cash), evidences of indebtedness, shares of capital stock of the Bank (other than Shares) or options, rights or warrants to subscribe for or purchase shares or securities (other than those mentioned in clause
         (iii) above and any rights or warrants granted, issued or offered to and accepted by existing employees of the Bank in accordance with mandatory provisions of Korean law);

   (v) the issue of Shares at less than the then Current Market Price Per Share (other than Shares issued (a) on conversion or exchange of the Bonds, the IFC Debt or any other convertible or exchangeable securities issued by the Bank, except the Preferred Shares; or (b) on exercise of any options, rights or warrants granted, issued or offered by the Bank; or (c) in any of the circumstances described in clauses (i) and (ii) above; or (d) issued to shareholders of any corporation which merges into the Bank, in proportion to their shareholding in such corporation immediately prior to such merger, upon such merger); or

   (vi) the issue of securities (other than the Bonds, or inter alia, in any of the circumstances described in clause (iii) above) convertible into or exchangeable for Shares, or the grant, issue or offer of options, rights or warrants (to the extent that such rights are taken up) to subscribe for or purchase Shares (other than the Bonds in any of the circumstances described in clause (iii) above), in each case at less than the then Current Market Price Per Share or to subscribe for or purchase any securities convertible into or exchangeable for, or which carry rights to subscribe for or purchase, Shares at less than the then Current Market Price Per Share;

         provided, however, that a grant, issue or offer of securities as described in clauses (v) and (vi) above to any director, officer or employee of the Bank as part of his compensation will not result in the adjustment of the Conversion Price to the extent that the number of Shares so issued or that may be issued as a result of the conversion, exchange or exercise of such convertible or exchangeable securities or such options, rights or warrants so granted, issued or offered, together with the total number of Shares issued to such directors, officers and employees and that may be issued (on conversion, exchange or exercise) as a result of all such grants, issues and offers to such directors, officers and employees subsequent to June 14, 1999, does not exceed five per cent. of the total number of Shares issued and outstanding immediately prior to such grant, issue or offer.

         The Conversion Price will not, however, be reduced below the par value of the Shares (currently Won 5,000 per Share) as a result of any such adjustment and the Bank has covenanted in the Indenture not to take any action that would otherwise reduce the Conversion Price below the par value of the Shares, unless, under applicable law then in effect, Bonds could be converted at such reduced Conversion Price into legally issued, fully-paid, non-assessable Shares. No adjustment will be made where such adjustment would be less than Won 100, provided that any such adjustment that is not required to be made shall be carried forward and taken into account in any subsequent adjustment. Any adjustment will be notified promptly by the Bank to the Bondholders, (so long as the Bonds are listed on the London Stock Exchange or the Luxembourg Stock Exchange) the London Stock Exchange or the Luxembourg Stock Exchange, as the case may be, and the paying agents appointed pursuant to the Agency Agreement (together, the "Paying Agents") at their specified offices and information regarding any such adjustment will be made available at such Paying Agents' offices including, so long as the Bonds are listed on the London Stock Exchange or the Luxembourg Stock Exchange, the London or the Luxembourg office. The Bank reserves the right to make certain reductions in the Conversion Price in addition to those required by the foregoing provisions in certain circumstances.

         For the purposes of this Condition 7(C): "Current Market Price Per Share" of Shares on any date means the average of the Market Prices) for the five consecutive Trading Days selected by the Bank commencing not more than 20 Trading Days before, and ending not later than, the earlier of the date in question and the day before the date on which the Shares trade without the right to receive such issuance or distribution requiring such computation. "Market Price", for any Trading Day, means the closing sales price of the Shares on the Korea Stock Exchange on such day or, if no reported sales take place on such day, the average of the reported closing bid and offered prices in either case as reported by the Korea Stock Exchange for such day or, if the Shares are not on such day listed or admitted to trading on the Korea Stock Exchange, the average of the closing bid and offered prices of the Shares for such day as furnished by a leading independent member firm of the Korea Stock Exchange selected from time to time by the Bank for the purpose. "Trading Day" means a day when the Korea Stock Exchange is open for business. If there shall occur an event giving rise to a change in the Conversion Price during the 20 Trading Day period referred to above, appropriate adjustments for the relevant days shall be made for the purpose of calculating the Market Price for such days. If no price as aforesaid is reported on the Korea Stock Exchange (or furnished by a member firm as aforesaid) for one or more consecutive Trading Days, such day or days will be disregarded in the relevant calculation and will be deemed not to have existed when ascertaining such 20 Trading Day period.

(D) Effect of Merger, etc.: In the case of any consolidation with, or merger of the Bank into, any other Person or any merger or consolidation of another Person into the Bank (other than a merger in which the Bank is the continuing corporation or a consolidation or merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding Shares), or any sale, transfer or lease of all, or substantially all, of the properties or assets of the Bank, the Person resulting from such consolidation or merger, or which acquires, transfers or leases such properties or assets of the Bank, as the case may be, shall execute and deliver to the Trustee a supplemental indenture providing that the holder of each Bond then outstanding will have the right thereafter during the Conversion Period to convert such Bond only into the kind and amount of shares and other securities, cash and property receivable upon such consolidation, merger, sale, transfer or lease by a holder of the number of Shares into which such Bond might have been converted immediately prior to such consolidation, merger, sale, transfer or lease, assuming such holder of Shares is not a Person with which the Bank consolidated or into which the Bank merged or which merged into the Bank, or to which such sale, transfer or lease was made, as the case may be (a "Constituent Person"), or an Affiliate of a Constituent Person, and failed to exercise his right of election, if any, as to the kind or amount of shares or other securities, cash or other property receivable upon such consolidation, merger, sale, transfer or lease (provided that if the kind or amount of shares or other securities, cash and other property receivable upon such consolidation, merger, sale, transfer or lease is not the same for each Share in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this Condition 7(D) the kind and amount of shares or other securities, cash and other property receivable upon such consolidation, merger, sale, transfer or lease by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). The supplemental indenture will provide for adjustments that will be as nearly equivalent as may be practicable to the adjustments provided for in Condition 7(C). The above provisions of this Condition 7(D) will apply in the same way to any subsequent consolidations, amalgamation, mergers, sales, transfers or leases.

(E) Listing on Exchange: The Bank has undertaken in the Indenture that it will use its best efforts to cause the Conversion Shares to be listed on the Korea Stock Exchange promptly after the issue of the Conversion Shares and that, for so long as any Bonds are outstanding, it will use its best efforts (i) to maintain a listing for all the issued Shares, including the Conversion Shares, on the Korea Stock Exchange and (ii) if the Bank is unable to obtain or maintain such listing, to obtain and maintain a listing for all the issued Shares, including the Conversion Shares, on any other stock exchange as the Bank may from time to time determine and will promptly give notice to the Bondholders and the Trustee of the listing or de-listing of the Shares by either of the Korea Stock Exchange or any such stock exchange.

         The Bank has undertaken in the Indenture to pay the expenses of the issue and listing of Conversion Shares, except as provided in Condition 7(B)(i).

         The Bank has undertaken in the Indenture at all times to reserve and keep available, free from preemptive rights, out of its authorized but unissued Shares, for the purpose of effecting the conversion of the Bonds, the full number of Shares then issuable on conversion of all outstanding Bonds.

         8.   Payments

(A) Principal: Payment of principal and premium (if any) will be in Dollars and will be made (i) with respect to a holder of a Global Bond, by transfer to the registered account of the holder of such Global Bond,
         (ii) with respect to a holder of individual definitive Certificates in an aggregate amount equal to or greater than U.S.$250,000, at its option, to its registered account upon application of such holder to the Paying Agent to whom such Certificates shall be presented for payment at least 10 days prior to the relevant payment date with appropriate wire transfer instructions or (iii) in all other cases, by check drawn on a bank in New York City mailed to the registered address of the Bondholder. Payments of principal will only be made against surrender of the relevant Certificate at the specified office of the Principal Paying Agent or any of the other Paying Agents.

(B) Interest: Interest on Bonds will be paid in Dollars to the holder shown on the Bond Register at the close of business on the fifteenth day before the due date for the payment of interest. Payments of interest on each Bond will be made (i) with respect to a holder of a Global Bond, by transfer to the registered account of the holder of such Global Bond, (ii) with respect to a holder of individual definitive Certificates in an aggregate amount equal to or greater than U.S.$250,000, at its option, to its registered account upon application of such holder to the Paying Agent on or before the relevant record date for such payment with appropriate wire transfer instructions or
         (iii) in all other cases, by check drawn on a bank in New York City mailed to the registered address of the Bondholder.

(C) Registered Accounts: A Bondholder's registered account means the Dollar account maintained by or on behalf of it with a bank in New York City details of which appear on the register of Bondholders at the close of business on the second business day (as defined below) before the due date for payment and a Bondholder's registered address means its address appearing on the Bond Register at that time.

(D) Payment Instruction: Where payment is to be made by transfer to a registered account, payment instructions (for value on the due date or, if that is not a business day (as defined below), for value on the next succeeding business day) will be initiated and, where payment is to be made by check, the check will be mailed on the due date for payment or, in the case of a payment of principal and premium (if any), if later, on the business day on which the relevant Certificate is surrendered at the specified office of a Paying Agent.

(E) Delay in Payment: Bondholders will not be entitled to any interest or other payment for any delay after the due date in receiving the amount due if the due date at the place of payment (or, in the case of the surrender of a Certificate, the place where the Certificate is surrendered) is not a business day (provided the amount is duly provided for on or before the due date), if the Bondholder is late in surrendering its Certificate (if required to do so) or if a check mailed in accordance with this Condition arrives after the due date for payment.

(F) Legal Holidays: In any case where any interest payment date or redemption date or the maturity date of any Bond shall not be a business day in the applicable place or, in the case of an interest payment date, New York City, then (notwithstanding any other provision of these Conditions) payment of interest, principal or premium (if any) of the Bonds need not be made on such date, but may be made on the next succeeding business day in such place with the same force and effect as if made on the interest payment date, redemption date or the maturity date.

(G) Business Day: In this Condition, "business day" means, in any place, a day on which commercial banks are generally open for business in such place, or if no such place is specified, in New York City and Seoul, Korea.

(H) Partial Payment: If the amount of principal, premium (if any) or interest which is due on the Bonds is not paid in full, the Registrar will annotate the Bond Register with a record of the amount of principal, premium (if any) and interest, if any, in fact paid.

         9.   Redemption, Purchase and Cancellation

(A) Redemption at Maturity: Unless previously redeemed or converted or purchased and cancelled, the Bank will redeem the Bonds at par on June 14, 2005 (the "Maturity Date"), together with interest accrued to the date of redemption. The Bonds may be redeemed in whole or in part prior to the Maturity Date only as provided in Condition 9(B) below.

(B) Redemption for Taxation Reasons: At any time the Bank may, after obtaining prior written consent of the Korean Financial Supervisory Service and having given not less than 30 nor more than 60 days' notice to the Bondholders (which notice shall be irrevocable), redeem in Dollars the Bonds, in whole but not in part, at their principal amount (together with interest accrued to the date of redemption), if (i) the Bank provides to the Trustee prior to the giving of such notice an opinion of counsel to the effect that it has or will become obliged to pay Additional Amounts as provided or referred to in Condition 10 in respect of any Korean Tax (as defined in Condition 10) in respect of any payments on the Bonds as a result of any change in, amendment or non-renewal of, or judicial decision relating to, the laws or regulations of Korea or any political subdivision or any authority thereof, or with respect thereto having power to tax, or any treaty to which Korea is a party or any change in the general application or official interpretation of such laws, regulations or treaty, which change or amendment becomes effective on or after June 14, 1999 and
         (ii) such obligation cannot be avoided by the Bank taking reasonable measures available to it, provided that no such notice of redemption shall be given earlier than 90 days before the earliest date on which the Bank would be obliged to pay such Additional Amounts were a payment in respect of the Bonds then due. Prior to the publication of any notice of redemption pursuant to this paragraph, the Bank shall deliver to the Trustee a certificate signed by a duly authorized officer of the Bank stating that the obligation referred to above cannot be avoided by the Bank taking reasonable measures available to it and the Trustee shall be entitled to accept such certificate as sufficient evidence of the satisfaction of the condition precedent set out in clause (ii) above, in which event it shall be conclusive and binding on the Bondholders.

(D) Purchases: The Bank or any Subsidiary or Affiliate of the Bank may at any time and from time to time purchase Bonds at any price in the open market or otherwise. Such Bonds may, at the option of the Bank or the relevant Subsidiary or Affiliate of the Bank, be held, resold or surrendered to any Paying Agent for cancellation. The Bonds so purchased, while held by or on behalf of the Bank or any of its Subsidiaries or Affiliates, shall not entitle the holder to vote at any meeting of the Bondholders and shall not be deemed to be outstanding for the purpose of calculating the quorum at a meeting of the Bondholders or for the purpose of Conditions 11 and 13.

(E) Cancellation: All Bonds redeemed or converted by the Bank or purchased and surrendered to any Paying Agent for cancellation as provided in Condition 9(D) above will forthwith be cancelled and all Certificates in respect of cancelled Bonds will be forwarded to or to the order of the Principal Paying Agent and such Bonds may not be reissued or resold.

(F) Redemption Notices: All redemption notices to Bondholders given by or on behalf of the Bank pursuant to Condition 9(B) will specify (i) the Conversion Price as at the date of the notice, (ii) the Market Price (as defined in Section 7(C) of the Shares as at the latest practicable date prior to the publication of the notice, (iii) the redemption date,
         (iv) the redemption price, (v) if less than all outstanding Bonds are to be redeemed, the aggregate principal amount of the Bonds to be redeemed and the aggregate principal amount of Bonds which will be outstanding after such partial redemption, (vi) that on the redemption date the redemption price of any Bond to be redeemed (together with accrued interest thereon) will become due and payable and that interest thereon will cease to accrue on and after such date, (vii) the place where Certificates are to be surrendered and (viii) the CUSIP or other identifying numbers of the Bonds and/or Certificates to be redeemed.

         10.  Taxation

                  All payments by the Bank in respect of the Bonds will be made after deduction or withholding for or on account of any present or future taxes, duties, assessments or other governmental charges of whatever nature imposed or levied by or on behalf of Korea or by or within any political subdivision thereof or any authority therein having power to tax ("Korean Taxes").

                  The Bank will pay such additional amounts ("Additional Amounts") in respect of Korean Taxes as will result in the payment to holders of the Bonds of the amounts of principal, premium (if any) and interest that would otherwise have been receivable by them in respect of payments on such Bonds in the absence of such deduction or withholding, except that no such Additional Amounts shall be payable:

(i) to or on behalf of a holder or beneficial owner who is subject to such Korean Taxes in respect of such Bond by reason of such holder or beneficial owner being connected with Korea otherwise than merely by holding or beneficially owning such Bond or by the receipt of principal, premium (if any) or interest in respect of any Bond;

(ii) to or on behalf of a Holder or beneficial owner to the extent that such Holder or beneficial owner would not be liable for or subject to such deduction or withholding by making a declaration of non-residence or other similar claim for exemption or deduction to the relevant tax authorities if such Holder or beneficial owner is eligible to make such deduction of other claim and, after having been requested to make such a declaration or claim, such Holder or beneficial owner fails to do so; or

(iii) in circumstances where the surrender of a Bond is required under the Indenture, if the Certificate in respect of such Bond is surrendered more than 30 days after the relevant date except to the extent that the holder thereof would have been entitled to such Additional Amount on presenting the same for payment on the last day of such 30-day period.

                  For this purpose the "relevant date" in relation to any Bond means (a) the due date for payment in respect thereof, or (b) if the full amount of the monies payable on such due date has not been received in New York City by the Trustee or the Principal Paying Agent on or prior to such due date, the date on which notice is duly given to the Bondholders that such monies have been so received.

                  Additionally, the obligation of the Bank to pay such Additional Amounts shall not apply with respect to (i) any estate, inheritance, gift, sales, transfer or personal property tax or any similar taxes, duties, assessments or other governmental charges or
         (ii) any taxes, duties, assessments or other governmental charges that are payable otherwise than by deduction or withholding from payments on the Bonds.

                  The Bank will provide the Trustee with documentation evidencing the payment of such Korean Taxes. Copies of such documentation will be made available to any holder or any Paying Agent, as applicable, upon request therefor.

                 In the event that Additional Amounts actually paid with respect to the Bonds are based on rates of deduction or withholding in excess of the appropriate rate applicable to the holder of such Bonds, and, as a result thereof, such holder is entitled to make a claim for a refund or credit of such excess, then such holder shall, by accepting the Bonds, be deemed to have assigned and transferred all right, title and interest to any such claim for a refund or credit of such excess to the Bank. However, by making such assignment, the holder makes no representation or warranty that the Bank will be entitled to receive such claim for a refund or credit and incurs no other obligation with respect thereto (including, without limitation, executing any other instrument of transfer or incurring any expense in connection with this transfer).

                  References in these Conditions to principal, premium (if any) and interest shall be deemed also to refer to any Additional Amounts which may be payable in respect thereof under this Condition.

         11.  Events of Default and Limited Rights of Acceleration

                  The following will be events of default under the Bonds (each herein referred to as an "Event of Default"):

(i) a default is made for more than 14 days in the payment of the principal or premium (if any) or default is made for more than 21 days in the payment of interest in respect of any of the Bonds when and as the same ought to be paid in accordance with these Conditions; or

(ii) a default is made by the Bank in the performance or observance of any covenant, condition or provision contained in the Indenture or in the Bonds and on its part to be performed or observed (other than the covenant to pay the principal, premium (if any) and interest in respect of any of the Bonds) and such default continues for the period of 30 days next following the service by the Trustee on the Bank, of notice requiring such default to be remedied; or

(iii) a default is made or exists under any other bonds, debentures, notes or other indebtedness for money borrowed having an aggregate principal amount of U.S.$10,000,000 (or its equivalent in any other currency) or more (hereinafter called "Indebtedness") of the Bank, which default shall have resulted in such Indebtedness becoming, or being declared, due and payable prior to the date on which it would otherwise be due and payable, without such Indebtedness having been discharged or acceleration having been rescinded or annulled, or the Bank defaults in the repayment of any such Indebtedness at the maturity thereof after giving effect to the expiration of any applicable grace period therefor or any guarantee of or indemnity in respect of any Indebtedness of others given by the Bank shall not be honored when due and called upon; or

(iv)     a Subordination Event (as defined in Condition 4) shall have occurred.

                  If an Event of Default specified in clause (iv) above shall occur and be continuing, the maturity of all outstanding Bonds shall automatically be accelerated and the principal amount of the Bonds, together with accrued interest and any unpaid Additional Amounts thereon, immediately due and payable in cash and the only remedy available in respect of such acceleration will be the ability to petition for the liquidation of, or for the commencement of reorganization proceedings in relation to, the Bank in the Republic of Korea (subject to the satisfaction of the relevant requirements of applicable law) or to prove in the liquidation or other applicable proceedings in respect of the Bank in the Republic of Korea.

                  There is no right of acceleration of the payment of principal of the Bonds upon the occurrence of any other Event of Default or a default in the performance of any other covenant or agreement contained in the Bonds. If any other Event of Default shall occur and be continuing, the Trustee or a holder of the Bonds may (in the case of the Event of Default specified in clause (i) above) petition for the liquidation of, or for the commencement of reorganization proceedings in relation to, the Bank in the Republic of Korea (subject to the satisfaction of the relevant requirements of applicable law) or to prove in the liquidation or other applicable proceedings in respect of the Bank in the Republic of Korea or (in the case of the Events of Default specified in (ii) and (iii) above) may seek performance of such covenant or agreement and may have a cause of action against the Bank for money damages.

                  No Bondholder will have any right to institute any proceeding with respect to these Conditions unless (i) such holder has previously given written notice to the Trustee of a continuing Event of Default,
         (ii) the holders of not less than one-third in principal amount of the outstanding Bonds have made written request to the Trustee to institute proceedings in respect thereof in the name of the Trustee and, in the case of any such Event of Default other than those described in clauses
         (i) and (iv) above, certified that such Event of Default is materially prejudicial to the interests of the Bondholders, (iii) such holder has offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request, (iv) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding, and (v) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the holders of a majority in principal amount of the outstanding Bonds.

         12.  Prescription

                  Funds deposited with the Trustee or any Paying Agent, or then held by the Bank, in trust for the payment of the principal of, premium (if any) or interest on any Bond and remaining unclaimed for two years after such principal, premium (if any) or interest has become due and payable shall be repaid to the Bank upon its request, or (if then held by the Bank) shall be discharged from such trust, and the Bondholder shall then look only to the Bank for such payment. Under Korean law, claims against the Bank for payment of principal, premium (if any) and interest in respect of any Bond will be prescribed unless (i) the holder of such Bond files an action with the proper court, files an application for attachment, provisional attachment or provisional disposition on the assets of the Bank or requests the Bank for such payment (provided that, within six months of such request, an action or application as aforementioned is filed) or (ii) the Bank acknowledges its obligation to pay such amounts, in each case within 10 years (in the case of principal and premium (if any)) and five years (in the case of interest) from the relevant date for payment in respect thereof.

         13.  Meetings of Bondholders; Modification and Waiver

(A) The Indenture contains provisions for convening meetings of the Bondholders to consider any matter affecting their interests, including the approval of certain amendments or modifications of the Bonds or the provisions of the Indenture upon either the written consent of the holders of a majority in principal amount of the outstanding Bonds or the approval of persons entitled to vote a majority of the principal amount of such Bonds represented and voting at a meeting of the Bondholders duly called. The quorum at such meeting shall be one or more persons entitled to vote a majority in principal amount of the outstanding Bonds, or at an adjourned such meeting, one or more persons entitled to vote 25 per cent. in amount of outstanding Bonds.

(B) The Bank and the Trustee may enter into indentures supplemental to the Indenture for the purpose of modifying the Bonds and the Indenture and the rights of the Bondholders thereunder; provided, however, that without the approval of the written consent of the holders of 90 per cent. in principal amount of the outstanding Bonds or the approval of persons entitled to vote 75 per cent. of the principal amount of such Bonds represented and voting at a meeting of the holders duly called, and where at such meeting a special quorum shall be required comprising one or more persons entitled to vote two-thirds in principal amount of the outstanding Bonds, or at an adjourned such meeting, one or more persons entitled to vote one-third in amount of outstanding Bonds, no amendment or modification shall be made to the Bonds (including these Conditions) or the Indenture to (i) change the maturity date of the principal or premium (if any) or the interest payment date of any Bond;
         (ii) reduce or cancel the principal amount thereof, the amount of premium (if any) or the rate of interest thereon; (iii) change the place of payment where, or the currency in which, any Bond or interest thereon is payable or the method of calculating any such payment; (iv) impair the right to enforce any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the date of redemption); (v) alter the obligations of the Bank under Conditions 3(A), 9(A), 9(B) or 10; (vi) modify, cancel or adversely affect the Conversion Rights or the provisions of Condition 7 (except as permitted by Condition 13(C)(iv)); (vii) modify the obligations of the Bank to maintain offices or agencies as set forth in these Conditions or the Indenture; (viii) reduce the stated percentage of principal amount of the outstanding Bonds, the consent of the holders of which is required for any amendment to the Indenture or these Conditions, or the consent of the holders of which is required for any waiver provided for in the Indenture and these Conditions; or (ix) modify any of the percentage voting and quorum provisions in this Condition 13 except to increase any such percentage, or otherwise reduce the percentage of principal amount of the outstanding Bonds, the consent of the holders of which is required for taking action.

(C) Without the consent of any Bondholders, the Bank and the Trustee may enter into one or more supplemental indentures (i) to evidence the succession of another Person to the Bank; (ii) to add to the covenants of the Bank for the benefit of the Bondholders or to surrender any right or power conferred on the Bank; (iii) to secure the Bonds; (iv) to make certain provisions with respect to the Conversion Rights upon a consolidation or merger; (v) to cure any ambiguity or to correct or supplement any provision in the Indenture which may be inconsistent with any other provision therein or to make any other provisions with respect to matters or questions arising under the Indenture that are not inconsistent with the provisions of the Indenture, provided that such action shall not adversely affect the interests of the Bondholders in any material respect; or (vi) to make any other modifications to the Bonds or the Indenture of a formal, minor or technical nature or necessary to correct a manifest error or to comply with mandatory provisions of the law of Korea so long as such modification does not adversely affect the rights of any Bondholder in any material respect.

(D) The Bondholders of not less than a majority in principal amount of the outstanding Bonds may on behalf of all Bondholders waive any past default under these Conditions and its consequences except (i) defaults in the payment of the principal, premium (if any) or interest on any Bond, and (ii) defaults in respect of a covenant or provision of these Conditions or the Indenture which under the Indenture cannot be modified or amended without the consent of each affected Bondholder.

(E) Any modification, amendment or waiver approved in accordance with the provisions hereof shall be binding on all the Bondholders, whether or not present or represented at a meeting. Promptly after the execution by the Bank and the Trustee of any supplemental indenture, the Bank shall give notice, setting forth in general terms the substance of such supplemental indenture, in the manner provided in Condition 15.

         14.  Replacement of Certificates

                  If any Certificate is mutilated, defaced, destroyed, stolen or lost, it may be replaced at the specified office of the Registrar and at the specified office of any Paying Agent upon payment by the claimant of such costs as may be incurred in connection therewith and on such terms as to evidence and indemnity as the Bank and the Registrar may reasonably require. Mutilated or defaced Certificates must be surrendered before replacements will be issued.

                  In the event any such mutilated, defaced, destroyed, lost or stolen Certificate has become or is about to become due and payable, the Bank in its discretion may, instead of issuing a new Certificate, pay such Bond.

         15.  Notices

                  All notices to Bondholders shall be validly given if in writing and mailed by first class mail to them at their respective addresses in the Bond Register maintained by the Registrar. Any such notice shall be deemed to have been given on the later of such publication and the seventh day after being so mailed.

                  The Bank shall cause to be filed with the Trustee, and shall cause to be given to all Bondholders (i) at least 10 days prior to the applicable record date (or date of submission to a meeting of the shareholders or directors of the Bank for their approval, if such approval is required), if the Bank shall (A) declare a dividend (or other distribution) on its Shares payable otherwise than in cash out of its retained earnings, or (B) authorize the grant to the holders of its Shares of options, rights or warrants, and (ii) at least 20 days prior to the applicable record date, upon (A) a reclassification of the Shares (other than a subdivision or combination of its outstanding Shares), or of any consolidation, merger or share exchange to which the Bank is a party and for which approval of any shareholders is required, or of any tender or exchange offer by the Bank or any Subsidiary for all or any of the Shares, or of the conveyance, lease, sale or transfer of all or substantially all of the assets of the Bank, or (B) the voluntary or involuntary dissolution, liquidation or winding up of the Bank, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Shares of record to be entitled to such dividend, distribution, rights, options or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, share exchange, tender or exchange offer, conveyance, lease, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Shares of record shall be entitled to exchange their Shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, share exchange, tender or exchange offer, conveyance, lease, sale, transfer, dissolution, liquidation or winding up.

         16.  Satisfaction and Discharge of the Indenture

                  The Indenture will be discharged upon delivery to the Trustee of all the Bonds for cancellation or, with certain limitations, upon deposit by the Bank with the Trustee of funds sufficient to pay and discharge the entire indebtedness on the outstanding Bonds and upon payment by the Bank of such other sums and delivery by the Bank of such documents as are required under the Indenture.

         17.  Agents

                  The names of the initial Conversion Agents, the initial Registrar, the initial Transfer Agents, the initial Paying Agents and their specified offices are set out herein. The Bank reserves the right, subject to the prior written approval of the Trustee, at any time to vary or terminate the appointment of any Conversion Agent, Transfer Agent or Paying Agent and to appoint additional or other Conversion Agents, Transfer Agents or Paying Agents, provided that the Bank will at all times maintain in New York City, the State of New York, and also in a major financial center in Europe, which, so long as the Bonds are listed by the Bank on the London Stock Exchange (or the Luxembourg Stock Exchange), will be London (or Luxembourg), a Conversion Agent, a Transfer Agent and a Paying Agent where, subject to any applicable laws or regulations, Certificates may be presented and surrendered for payment, mutilated, destroyed, lost or stolen Certificates may be replaced, Certificates may be surrendered for registration of transfer or exchange, Certificates may be surrendered for conversion and where demands upon the Bank in respect of these Conditions may be made. Notice of any such termination or appointment, of any changes in the specified offices of the Conversion Agents, the Transfer Agents or the Paying Agents and of any change in the identity of the Registrar, the Principal Paying Agent or the Principal Conversion Agent will be given promptly by the Bank to the Bondholders.

         18.  Indemnification

                  The Indenture contains provisions for the indemnification of the Trustee and for its relief from responsibility, including provisions relieving it from taking proceedings to enforce repayment unless indemnified to its satisfaction. The Trustee is entitled to enter into business transactions with the Bank and any entity related to either of them without accounting for any profit. Except for funds theretofore held by it in trust for the payment of the principal of, premium (if any) or interest on particular Bonds, the Trustee will have a lien prior to the Bonds as to all property and funds held or collected by it under the Indenture, to secure the obligations of the Bank for compensation and reimbursement of the Trustee or any predecessor Trustee thereunder. The Trustee will be under no liability for interest on, or to invest, any money received by it under the Indenture except (i) to the extent practicable the Trustee will use its best efforts, promptly upon receipt of an order from the Bank therefor, to invest such funds as designated in such order in certain U.S. government obligations pursuant to and in accordance with such order or
         (ii) as otherwise agreed between the Bank and the Trustee. The Trustee will not be liable for any losses arising in connection with any investments made at the direction of the Bank.

         19.  Governing Law and Jurisdiction

                  The Bonds, the Indenture and the Agency Agreement are governed by, and shall be construed in accordance with, the laws of the State of New York without regard to New York State law conflict or choice of laws provisions. In relation to any legal action or proceedings arising out of or in connection with the Indenture and the Bonds, the Bank has in the Indenture irrevocably submitted to the jurisdiction of the New York State and United States Federal courts sitting in the Borough of Manhattan, New York City. The Bank has appointed Kookmin Bank, New York Branch, now at 565 Fifth Avenue, 24th floor, New York, New York 10017, U.S.A., as its agent for service of process.

                                  KOOKMIN BANK
                                  ------------

                              Indenture Side Letter
                              ---------------------


                                                      June 14, 1999


Goldman Sachs Capital Shilla, Ltd.
    (the "Purchaser")
c/o Goldman Sachs (Asia) L.L.C.
37/F Asia Pacific Finance Tower
Citibank Plaza
3 Garden Road, Central
Hong Kong

Ladies and Gentlemen:

                  This letter is in reference to the U.S.$200,000,000 3.00% Convertible Bonds Due 2005 (the "Bonds") of Kookmin Bank, a Korean corporation (the "Bank"), convertible into shares of common stock, par value Won 5,000 per share, of the Bank. The Bonds have been issued by the Bank pursuant to an indenture (the "Indenture") dated as of the date hereof between the Bank and The Bank of New York, as Trustee, and a paying and conversion agency agreement (the "Agency Agreement") dated as of the date hereof among the Bank, the Trustee, the Paying Agent and other agents named therein, and have been purchased by the Purchaser pursuant to an investment agreement (the "Investment Agreement") dated as of the date hereof between the Bank and the Purchaser. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Indenture.

                  In connection with the Indenture, we hereby undertake to and agree with you that, pursuant to Section 308 of the Indenture (the "Hold Option"). In the event a GS Bondholder elects the Hold Option, the Bank agrees not to redeem any of such GS Bondholder's GS Bonds pursuant to Section 1102 of the Indenture for so long as such GS Bondholder or any of its Affiliates owns such GS Bonds. In such circumstance the Bank shall take such action as may be necessary (whether by amending the Indenture or by issuing new bonds to the GS Bondholder having the same terms and conditions as such holder's GS Bonds or otherwise) to secure to such GS Bondholder the benefits conferred upon it by the provisions of this letter agreement.

                  In the event that, following the election of the Hold Option, a GS Bondholder desires to transfer some or all of the GS Bonds (other than to another GS Bondholder which agrees to be bound by the Hold Option), such GS Bondholder may either (i) transfer such GS Bonds upon giving five days' prior written notice to the Bank, provided that the purchaser thereof agrees to be bound by the Hold Option in respect of any interest accruing or payable during the 40 days following such transfer of such GS Bonds, or (ii) notify the Bank that it is willing to allow the GS Bonds owned by it to be redeemed by the Bank pursuant to Section 1102 of the Indenture, in which event the Bank shall redeem such GS Bonds within 45 days following the receipt of such notice, provided that the Bank shall not be required to pay Additional Amounts in respect of interest payable on such GS Bonds through the Redemption Date.

                  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflicts of laws principles thereof.

                                            Kookmin Bank


                                            By:
                                                ---------------------------
                                                Name:
                                                Title:

Accepted and agreed as of the date first above written.

Goldman Sachs Capital Shilla, Ltd.


By
   ---------------------------
Name:
Title: